                  --------------------------------------------

                                 LONG TERM FIRM
                            POWER PURCHASE AGREEMENT

                                     BETWEEN

                          SIERRA PACIFIC POWER COMPANY

                                       AND

                                     ORNI 7

                                  JUNE 28, 2004

                  --------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----

                                       ii

                                    EXHIBITS

EXHIBIT 1     DESCRIPTION OF SUPPLIER'S GENERATING FACILITY.............................................1-1
EXHIBIT 2A    PRODUCT RATES............................................................................2A-1
EXHIBIT 2B    EXCESS PRODUCT RATES.....................................................................2B-1
EXHIBIT 3     STANDBY SERVICE TARIFF....................................................................3-1
EXHIBIT 4     NOTICES, BILLING AND PAYMENT INSTRUCTIONS.................................................4-1
EXHIBIT 5     ONE-LINE DIAGRAM OF GENERATING FACILITY AND INTERCONNECTION FACILITY......................5-1
EXHIBIT 6     PROJECT MILESTONE SCHEDULE................................................................6-1
EXHIBIT 7     PERFORMANCE TESTS.........................................................................7-1
EXHIBIT 8     FORM OF AVAILABILITY NOTICE...............................................................8-1
EXHIBIT 9     BUYER'S REQUIRED REGULATORY APPROVALS.....................................................9-1
EXHIBIT 10    SUPPLIER'S REQUIRED REGULATORY APPROVALS.................................................10-1
EXHIBIT 11    SUPPLIER'S REQUIRED PERMITS FOR CONSTRUCTION
              AND OPERATION............................................................................11-1
EXHIBIT 12    SUPPLIER'S REQUIRED AGREEMENTS...........................................................12-1
EXHIBIT 13    SUPPLY AMOUNT............................................................................13-1
EXHIBIT 14    PIPING / FLOW DIAGRAM OF GENERATING FACILITY.............................................14-1
EXHIBIT 15    OPERATION AND MAINTENANCE AGREEMENT; OPERATOR
              GOOD STANDING CERTIFICATE................................................................15-1
EXHIBIT 16    GROUND LEASE; RIGHTS-OF-WAY..............................................................16-1
EXHIBIT 17    FORM OF LETTER OF CREDIT.................................................................17-1

                                      iii

                                 LONG TERM FIRM
                            POWER PURCHASE AGREEMENT

This Long Term Firm Power Purchase Agreement is made and entered into as of June
28, 2004 (the "Effective Date") by and between Sierra Pacific Power Company, a
Nevada corporation ("Buyer"), and ORNI 7, a Delaware LLC ("Supplier"). Buyer and
Supplier are referred to individually as a "Party" and collectively as the
"Parties".

WHEREAS, Buyer is an operating electric public utility, subject to the applicable rules and regulations of the PUCN and the FERC;

WHEREAS, the Nevada State Legislature passed the Renewable Energy Law in June
2001, which requires Buyer to purchase a certain percentage of its load requirements from generating facilities fueled by renewable resources;

WHEREAS, Supplier desires to build the Generating Facility which is a 26 MW geothermal power plant near Steamboat Springs, Washoe County, Nevada, and which
Supplier desires to designate as a QF or an EWG, as appropriate, with the
Federal Energy Regulatory Commission in order to comply with the requirements of this Agreement;

WHEREAS, the electricity generated by the Generating Facility will comply with the requirements of the Renewable Energy Law and satisfy a portion of the
Buyer's obligations under the Renewable Quotas to purchase renewable energy; and

WHEREAS, Supplier desires to sell to Buyer, firm energy generated by the
Generating Facility and to transfer associated renewable energy credits, and
Buyer wishes to purchase such energy and receive such renewable energy credits from Supplier, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Supplier, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1   "After Tax Basis" means a basis such that any payment received or deemed to have been received by a Party (the "Original Payment")
               under the terms of Section 19.1 of this Agreement, shall be supplemented by a further payment to such Party so that the sum of the two payments shall equal the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments, if legally required, and (y)
               any reduction in Taxes that would result from the deduction of the expense indemnified against, if legally permissible,
               calculated by reference to the highest Federal and Nevada
               statutory Tax rates applicable to corporations doing business in
               Nevada and on a net

               present value basis by reference to the applicable federal rate then in effect under section 1274(d) of the Internal Revenue Code of 1986, as amended.

         1.2   "Agreement" means this Power Purchase Agreement together with the
               Exhibits attached hereto, as such may be amended from time to time.

         1.3   "Average Annual Supply Amount" means the total annual MWh for each Contract Year as listed in Exhibit 13 (Supply Amount)
               divided by 8760 hours, as may be adjusted pursuant to Section 3.7
               (Adjustment to Supply Amount). The Average Annual Supply Amount
               for the First Full Contract Year is nineteen and four tenths
               (19.4).

         1.4   "Availability Notice" means a notice delivered by Supplier to
               Buyer pursuant to Section 15 (Scheduling Notification) notifying
               Buyer of the availability of the Generating Facility.

         1.5   "Billing Period" has the meaning ascribed to that term in Section
               9.2.1 (Invoicing and Payment).

         1.6   "Bonneville Power Administration" means Bonneville Power
               Administration, a federal agency under the U.S. Department of
               Energy, that markets wholesale electrical power and operates and markets transmission services in the Pacific Northwest, or any successor entity thereto.

         1.7   "Business Day" means any day other than Saturday, Sunday, and any day that is a holiday observed by Buyer.

         1.8   "Buyer" has the meaning set forth in the preamble of this
               Agreement.

         1.9   "Buyer's REC Account" means the account maintained by the REC
               Administrator for the purpose of tracking the production, sale, transfer, purchase and retirement of RECs by Buyer.

         1.10  "Buyer Required Regulatory Approvals" means the approvals, consents, authorizations or permits of, or filing with, or notification to the Governmental Authorities listed on Exhibit 9.

         1.11  "COB" means an electricity trading hub located near the
               California-Oregon border.

         1.12  "Commercial Operation" means that the Generating Facility has been constructed in accordance with the requirements of the IOA and Good Utility Practice and has delivered Energy to the
               Delivery Point[s] and all of the requirements set forth in
               Section 0 (Commercial Operation Date) and Exhibits 6 and 7 have been satisfied.

         1.13  "Commercial Operation Date" means the date on which Commercial
               Operation occurs.

         1.14  "Confidential Information" has the meaning ascribed to that term in Section 36.1 (Confidential Information).

         1.15  "Contract Representative" of a Party means the individual designated by that Party in Exhibit 4 responsible for ensuring effective communication, coordination and cooperation between the
               Parties. A Party may change its Contract Representative by providing notice of such change to the other Party in accordance with the procedures set forth in Section 29 (Notices).

         1.16  "Contract Year" shall mean each year beginning on January 1 and ending on December 31 of such year following the Commercial
               Operation Date; provided, however, that the first Contract Year shall commence on the Commercial Operation Date and end on the following December 31.

         1.17  "Control Area" has the meaning set forth in the OATT of the
               Control Area Operator as follows:

               An electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to: (i) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power
               system(s), with the load within the electric power system(s);
               (ii) maintain scheduled interchange with the other Control Areas, within the limits of Good Utility Practices; (iii) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practices; and (iv)
               provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practices.

         1.18  "Control Area Operator" means a Person, its agents and successors that are responsible for the operation of the Transmission System and for maintaining reliability of the electrical transmission system(s), including the Transmission System, within the Control
               Area. At the time of execution of this Agreement, the Control
               Area Operator is the Transmission Provider.

         1.19  "Credit Rating" of a Person means the credit rating then assigned by a Relevant Rating Agency to the long-term senior unsecured non-credit-enhanced indebtedness of that Person.

         1.20  "Cure Period" has the meaning ascribed to that term in Section
               25.2.

         1.21  "Default Notice" means the notice of an Event of Default to the
               Defaulting Party.

         1.22  "Defaulting Party" has the meaning ascribed to that term in
               Section 25.1.

         1.23  "Delivered Amount" means, with respect to any Dispatch Hour, the actual amount of Energy delivered by Supplier to Buyer at the
               Delivery Point[s] during such Dispatch Hour.

         1.24  "Delivery Point[s]" means the Steamboat substation or other points on the Transmission System as may be mutually agreed upon by the Parties and set forth in Exhibit 5.

         1.25  "Derating" means a condition of the Generating Facility as a result of which it is unable to produce the Supply Amount during a Dispatch Hour.

         1.26  "Disclosing Party" has the meaning ascribed to that term in
               Section 36.1 (Confidential Information).

         1.27  "Dispatch Hour" means each hour from the Operation Date through the end of the Term.

         1.28  "Dispute" has the meaning ascribed to that term in Section 22.1
               (Dispute or Claim).

         1.29  "Effective Date" has the meaning ascribed to that term in the preamble of this Agreement.

         1.30  "Emergency" means any circumstance or combination of circumstances or any condition of the Generating Facility, the
               Interconnection Facilities, the Transmission System, or the
               transmission system of other electric utilities, which is
               reasonably likely to endanger life or property and necessitates immediate action to avert injury to persons or serious damage to property or is reasonably likely to adversely affect, degrade or impair Transmission System reliability or transmission system reliability of other electric utilities.

         1.31  "Energy" means electrical energy (measured in MWh) that is generated by the Generating Facility from and after the Operation
               Date. Energy shall also mean the capacity intended to be
               available and/or delivered to the Buyer at the specifications and
               Delivery Point[s] stated herein.

         1.32  "Environmental Law" shall mean any federal, state, and local law
               (including common law), regulation, rule, ordinance, code, decree, judgment, binding directive, or judicial or
               administrative order relating to the protection, preservation or restoration of human health, the environment, or natural
               resources, including any law relating to the releases or
               threatened releases of Hazardous Substances into any media
               (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport and handling of Hazardous Substances.

         1.33  "EPC Contract" has the meaning set forth in Exhibit 6.

         1.34  "Event of Default" has the meaning ascribed to that term in
               Section 25.1.

         1.35  "EWG" means an exempt wholesale generator pursuant to section 32 of the Public Utility Holding Company Act of 1935, as amended.

         1.36  "Excess Energy" means, with respect to any Dispatch Hour, any
               Delivered Amount of Energy that exceeds the Supply Amount of
               Energy delivered by Supplier to Buyer at the designated Delivery
               Point[s]. Excess Energy, including Energy in excess of the
               Maximum Amount, is non-firm Energy.

         1.37  "Excess Product" means the Product associated with Excess Energy.

         1.38  "Excess Product Rates" means the rates for Excess Product set forth in Exhibit 2B of this Agreement under "Excess Product
               Rates".

         1.39  "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

         1.40  "Force Majeure" has the meaning set forth in Section 21 (Force
               Majeure).

         1.41  "Generating Facility" means Supplier's geothermal generating power plant, located near Steamboat Springs, Washoe County,
               Nevada with an aggregate installed total nominal nameplate capacity of approximately 26.0 MW and including any associated facilities and equipment required to deliver Energy to the
               Delivery Point[s], as further described in Exhibits 1, 5 and 14 hereto.

         1.42  "Good Utility Practice" means (i) the applicable practices, methods and acts required by or consistent with applicable Laws and reliability criteria, whether or not the Party whose conduct at issue is a member of any relevant organization and otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or (ii) any of the practices, methods and acts which, in the exercise of
               reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility
               Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to acceptable practices, methods or acts generally accepted in the region and industry. Good Utility Practice shall include
               compliance with applicable Laws and regulations, applicable reliability criteria, and the criteria, rules and standards promulgated in the National Electric Safety Code and the National
               Electrical Code, as they may be amended from time to time, including the criteria, rules and standards of any successor organizations.

         1.43  "Governmental Authority" means, as to any person, any Federal, state, local, or other governmental, regulatory or administrative agency, court, commission, department, board, or other
               governmental subdivision, legislature, rulemaking board,
               tribunal, or other governmental authority having jurisdiction over such Person or its property or operations.

         1.44  "Hazardous Substance" means (i) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and
               transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs) in regulated
               concentrations, (ii) any chemicals or other materials or
               substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes",
               "restricted hazardous wastes", "toxic substances", "toxic
               pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated as such under any

               Environmental Law, including the Resource Conservation and
               Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive
               Environmental Response Compensation and Liability Act, 42 U.S.C.
               Section 9601 et seq., or any similar state statute.

         1.45  "IEEE-SA" means the Institute of Electrical and Electronics
               Engineers Standards Association and any successor entity thereto.

         1.46  "Indemnified Party" has the meaning provided in Section 19.1
               (Third Party Claims).

         1.47  "Indemnifying Party" has the meaning provided in Section 19.1
               (Third Party Claims).

         1.48  "Interconnection Facilities" means the equipment and facilities, including any modifications, additions and upgrades made to such facilities, which are necessary to connect the Generating
               Facility to the Transmission System as described in Exhibit 5.

         1.49  "Invoice" means the statements described in Section 9.2
               (Invoices) setting forth the Supply Amount, Delivered Amount,
               Excess Energy, Shortfall, Replacement Costs, and REC Replacement
               Costs, if any, and the associated payment due for the Billing
               Period or the Contract Year, in the case of REC Replacement
               Costs.

         1.50  "IOA" means the Interconnection and Operating Agreement that has been or will be executed between Supplier and Transmission
               Provider, or its successors, for the Generating Facility.

         1.51  "Law" means any federal, state, local or other law (including any
               Environmental Laws), common law, treaty, code, rule, ordinance, binding directive, regulation, order, judgment, decree, ruling, determination, permit, certificate, authorization, or approval of a Governmental Authority, which is binding on a Party or any of its property.

         1.52  "Loss" means any and all claims, demands, suits, obligations, payments, liabilities, costs, fines, Penalties, sanctions, judgments, damages, losses or expenses in connection with any claim by a third party against an Indemnified Party pursuant to
               Section 19 (Indemnification).

         1.53  "Material Adverse Effect" means, with respect to a Party, a material adverse effect on the ability of such Party to perform its obligations under this Agreement, individually or in the aggregate, or on the business, operations or financial condition of such Party.

         1.54  "Maximum Amount" means, with respect to a Dispatch Hour, an amount of Energy equal to 26.0 MWh.

         1.55  "Meter" means any of the physical metering devices, data processing equipment and apparatus associated with the meters owned by Buyer, or its designee, required for (i) an accurate determination of the quantities of Delivered Amounts

               from the Generating Facility and for recording other related parameters required for the reporting of data to Supplier, and
               (ii) the computation of the payment due to Supplier from Buyer.
               Meters do not include any check meters Supplier may elect to install as contemplated by Section 9.1.1 (Meters).

         1.56  "Minimum Credit Rating" of a Person means that the Credit Rating of that Person is at least (i) A- (or its equivalent) as
               determined by Standard & Poor's or (ii) A3 (or its equivalent) as determined by Moody's.

         1.57  "Moody's" means Moody's Investor Services, Inc, or any successors thereto.

         1.58  "MW" means megawatts of electrical power.

         1.59  "MWh" means megawatt hours of electrical energy.

         1.60  "NERC" means the North American Electric Reliability Council and any successor entity thereto.

         1.61  "Nevada Power Company" means Nevada Power Company, a Nevada corporation and operating electric public utility, or any
               successor entity thereto, subject to the applicable rules of the
               PUCN and the FERC.

         1.62  "Non-Defaulting Party" means the Party other than the Defaulting
               Party.

         1.63  "OATT" means Transmission Provider's or Control Area Operator's then-effective Open Access Transmission Tariff, which has been accepted for filing by the FERC.

         1.64  "Off-Peak" means hours ending 01 through 06 PPT, hours ending 23 through 24 PPT and all hours Sunday and NERC designated holidays.

         1.65  "On-Peak" means hours ending 07 through 22 PPT Monday through
               Saturday, other than on NERC designated holidays.

         1.66  "Operating Representative" of a Party means any of the individuals designated by that Party, as set forth in Exhibit 4, to transmit and receive routine operating and Emergency
               communications required under this Agreement. A Party may change any of its Operating Representatives by providing notice of the change to the other Party in accordance with the notice
               procedures set forth in Section 29 (Notices) herein.

         1.67  "Operation Date" means the first date on which the Generating
               Facility is energized and operates in parallel with the
               Transmission System and delivers Energy to the Delivery Point[s].

         1.68  "PacifiCorp" means PacifiCorp, an Oregon corporation and an electric utility, or any successor entity thereto, subject to the applicable rules of the OPUC and the FERC.

         1.69  "PPT" means Pacific Standard Time or Pacific Daylight Time, which ever is then prevailing.

         1.70  "Party" or "Parties" means each entity set forth in the preamble of this Agreement and its permitted successor or assigns.

         1.71  "Penalties" means any penalties, fines, damages, or sanctions imposed on Buyer under Laws.

         1.72  "Person" or "Persons" means any natural person, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Authority.

         1.73  "Planned Operation Date" means the date specified in Item 5 of
               Exhibit 1 as the date on which the Operation Date is expected to occur.

         1.74  "Planned Outage" has the meaning ascribed to that term in Section
               12 (Planned Outages).

         1.75  "Power Quality Standards" means the Power Quality Standards established by NERC, WECC, Buyer, IEEE-SA, National Electric
               Safety Code, the National Electric Code, or their respective successor organizations or codes as they may be amended from time to time and consistent with Good Utility Practice.

         1.76  "Product" means (i) all Energy produced by the Generating
               Facility, except Station Usage (ii) all RECs and (iii) all
               Renewable Energy Benefits.

         1.77  "Product Rates" means the rates set forth in Exhibit 2A of this
               Agreement under "Product Rates".

         1.78  "Project Milestone" means each of the milestones listed in
               Exhibit 6, Project Milestone Schedule under the column "Project
               Milestone".

         1.79  "Project Milestone Schedule" means the schedule of Project
               Milestones, completion dates and required documentation specified in Exhibit 6.

         1.80  "PUCN" means the Public Utilities Commission of Nevada and any successor entity thereto.

         1.81  "PUCN Approval Date" means the date on which an order of the PUCN approving this Agreement becomes effective pursuant to Nevada
               Administrative Code Section 703.790.

         1.82  "QF" means a cogeneration or small power production facility which meets the criteria as defined in Title 18, Code of Federal
               Regulations, ss.ss. 292.201 through 292.207.

         1.83  "Qualified Financial Institution" means a financial institution having an office in the United States, with total assets of at least $10,000,000,000 U.S. and whose

               general long-term unsubordinated unsecured debt is rated at least
               "A" by S&P and "A2" by Moody's.

         1.84  "REC Administrator" means the entity appointed by the PUCN to administer the REC trading program, pursuant to the Renewable
               Quotas.

         1.85  "Receiving Party" has the meaning ascribed to that term in
               Section 36.1 (Confidential Information).

         1.86  "REC Replacement Costs" has the meaning ascribed to that term in
               Section 3.6.

         1.87  "RECs" means all renewable energy credits, offsets or other benefits allocated, assigned or otherwise awarded or certified to the Supplier or Buyer by any Governmental Authority or as
               received in connection with Renewable Quotas, in either case derived from the ownership or operation of, or production of energy from the Generating Facility or due to the Generating
               Facility's use of geothermal resources for generation, whether existing now or in the future and whether foreseen or unforeseen, including credits, offsets or other benefits attributable, without duplication, to (i) Energy sold under this Agreement,
               (ii) Energy consumed by the Generating Facility, such as Station
               Usage or Standby Service, and (iii) the difference between the gross metered production and the net metered output of the
               Generating Facility, but in all cases shall not mean Tax Credits or Renewable Energy Benefits.

         1.88  "Relevant Rating Agency" means Moody's or S&P.

         1.89  "Renewable Energy Benefits" means any and all economic, environmental or other benefits derived from the ownership or operation of, or production of Energy from the Generating
               Facility or due to the Generating Facility's use of geothermal resources for generation, whether existing now or in the future and whether foreseen or unforeseen, including but not limited to emissions credits or allowances, but excluding RECs and Tax
               Credits.

         1.90  "Renewable Energy Law" means an act relating to energy, revising and clarifying provisions requiring certain providers of electric service to comply with a portfolio standard for renewable energy, and providing for other matters relating thereto, codified as
               Nevada Revised Statutes ss.ss. 704.7801 to 704.7828, as amended or superseded.

         1.91  "Renewable Energy System" means a "renewable energy system" as defined in the Renewable Energy Law and the regulations
               promulgated thereunder, as such Laws may be amended or
               superseded.

         1.92  "Renewable Quotas" means any Law, including, without limitation, the requirements of Nevada Revised Statutes ss.ss. 704.7801 to
               704.7828, inclusive, as amended or superseded, and regulations promulgated thereunder by the PUCN, which impose an obligation on
               Buyer to meet a required percentage of its retail load or energy requirements by purchasing or generating electricity derived from renewable energy generating facility systems or which provide for the trading of RECs, as such Laws may be amended or superseded.

         1.93  "Replacement Costs" means, with respect to any period of time, the difference between (i) Buyer's costs to replace any Shortfall as calculated in Section 3.5.4 plus related Penalties, and transmission costs and (ii) the Product Rates multiplied by the number of MWhs related to the Shortfall. If the difference is less than zero, then the Replacement Costs shall be equal to zero.

         1.94  "Schedule" or "Scheduling" means the actions of Supplier, Buyer and/or their designated Operating Representatives of notifying, requesting, and confirming to each other the amount of Energy to be delivered on any given day or days at any given hour at the
               Delivery Point[s].

         1.95  "Shaped COB Firm Price" means an hourly price calculated pursuant to the following procedures. The average Dow Jones Mid-Columbia
               Electricity Index hourly prices for firm energy will be
               calculated during the On-Peak and Off-Peak periods as follows:
               (i) the On-Peak average is calculated by summing the 16 On-Peak hourly values and dividing by 16, (ii) the Off-Peak average is calculated by summing the 8 Off-Peak hourly values and dividing by 8, and (iii) for Sunday and NERC holidays, a 24 hour average is calculated by summing the 24 hourly values and dividing by 24.
               For each hour, an hourly shaping factor is calculated by taking the Dow Jones Mid-Columbia Electricity Index hourly price for firm energy for that hour and dividing by the corresponding
               On-Peak average, Off-Peak average or 24-hour average determined by the preceding sentence. The Shaped COB Firm Price is
               calculated for each hour by taking the hourly shaping factor for the hour (a) multiplied by the On-Peak, Off-Peak or 24 hour Dow
               Jones COB Electricity Index price for firm energy that
               corresponds to that hour, (b) multiplied by 106.46% (based on a
               6.46% transmission loss factor) and (c) added to $8.56/MWh. The amounts in subsections (b) and (c) above are designed to take into account the cost of transmission to deliver energy from COB and currently represent the point-to-point transmission rates for
               PacifiCorp and Bonneville Power Administration under their Open
               Access Transmission Tariff and shall be updated from time to time to account for any change in those tariffs or other transmission costs. The Parties will endeavor to agree on appropriate changes in these amounts, but failing that agreement, the appropriate amount will be determined through the process for resolving
               Disputes in Section 22 (Disputes) of the Agreement.

         1.96  "Shortfall" means the amount, if any, by which the Delivered
               Amount of Energy is less than the Supply Amount of Energy in any
               Dispatch Hour.

         1.97  "Sierra Pacific Power Company" means Sierra Pacific Power
               Company, a Nevada corporation and an operating electric public utility, or any successor entity thereto, subject to the
               applicable rules of the PUCN and the FERC.

         1.98  "Standard and Poor's" or "S&P" means Standard and Poor's Ratings
               Group, a division of McGraw Hill, Inc., or any successors
               thereto.

         1.99  "Standby Service" means the electric service supplied by Sierra
               Pacific Power Company for Station Usage pursuant to the PUCN approved tariff, a copy of

                                       10

               which is attached hereto as Exhibit 3, as such tariff may be amended from time to time.

         1.100 "Station Usage" means all Energy used by the Generating Facility.

         1.101 "Supplier" has the meaning set forth in the preamble of this
               Agreement.

         1.102 "Supplier Required Regulatory Approvals" means the approvals, consents, authorizations or permits of, or filings with or notifications to the Governmental Authorities listed on Exhibit
               10.

         1.103 "Supply Amount" means, with respect to any Dispatch Hour, the amount of Energy stated in Exhibit 13 unless reduced due to a
               Planned Outage pursuant to Section 12.1.2, or as may be adjusted pursuant to Section 3.7.1 and Section 3.7.2. The Supply Amount is
               firm Energy.

         1.104 "Tax" or "Taxes" means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits,
               environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment,
               disability, real property (including assessments, fees or other charges based on the use or ownership of real property), personal property, transactional, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, or any liability for unclaimed property or escheatment under common law principles, including any interest, penalty or addition thereto, whether disputed or not, including any item for which liability arises as a
               transferee or successor-in-interest.

         1.105 "Tax Credits" has the meaning ascribed to that term in Section
               6.1.

         1.106 "Term" has the meaning ascribed to that term in Section 2.2
               (Term).

         1.107 "Transferred RECs" means RECs that have been transferred by
               Supplier to Buyer pursuant to the terms of the Agreement, in accordance with the Renewable Quotas and which have been properly recorded to Buyer's REC Account.

         1.108 "Transmission Provider" means Sierra Pacific Power Company or any successor operator or owner of the Transmission System.

         1.109 "Transmission System" means the facilities used for the transmission of electric energy in interstate commerce, including any modifications or upgrades made to such facilities, owned or operated by the Transmission Provider, except the Interconnection
               Facilities.

         1.110 "UEPA" means the Utility Environmental Protection Act, as set forth in NRS 704.820 to 704.900.

         1.111 "WECC" means the Western Electric Coordinating Council (formerly
               Western System Coordinating Council) and any successor entity thereto.

                                       11

         1.112 "Yearly REC Amount" shall be 208,000,000 RECs for each Contract
               Year or as may be adjusted pursuant to Section 3.7 (Adjustment To
               Supply Amount). If the initial Contract Year is not a full
               Contract Year, then the Yearly REC Amount shall be the number of full calendar months ("FCM") the Generating Facility is in
               Commercial Operation during the first Contract Year divided by 12 multiplied by 208,000,000.

2.    TERM; TERMINATION AND SURVIVAL OF OBLIGATIONS

         2.1   Effective Date. This Agreement shall become effective on the
               Effective Date.

         2.2   Term. Supplier's obligation to deliver Product, and Buyer's obligation to accept and pay for Product, under this Agreement shall commence on the Operation Date and shall continue for a period of 20 years from January 1 immediately following the
               Commercial Operation Date, subject to earlier termination of this
               Agreement pursuant to the terms hereof (the "Term"); provided, however, that for the avoidance of doubt, unless the approvals described in Section 17.2 (PUCN Approval), are received as contemplated thereby, Buyer shall not be obligated to accept or pay for any Product.

         2.3   Termination.

               2.3.1  Mutual Agreement. This Agreement may be terminated by written agreement of the Parties.

               2.3.2  For Cause. This Agreement may be terminated at any time by the Non-Defaulting Party upon 14 days' prior notice to the
                      Defaulting Party in the event an Event of Default has
                      occurred and is continuing after the applicable Cure
                      Period (if any) set forth in Section 25.2 has expired.

               2.3.3  Optional Termination. This Agreement may be terminated at any time upon 14 days written notice from Buyer in the
                      event the PUCN and FERC approval[s] are not obtained
                      pursuant to Section 17 (Approvals).

               2.3.4  Force Majeure. Except as set forth immediately below, this
                      Agreement may be terminated by either Party if the other
                      Party's obligations hereunder have been excused by the
                      occurrence of an event of Force Majeure pursuant to
                      Section 21 (Force Majeure) for longer than 6 consecutive
                      months. If an event of Force Majeure has caused a
                      catastrophic failure of major equipment (such as but not
                      limited to the turbine or generator) used to provide
                      Product, and if Seller documents and Buyer verifies that
                      the replacement or repair time for that major equipment
                      exceeds 6 months, Buyer may not exercise its rights under
                      this paragraph until the Seller's obligations hereunder
                      have been excused for longer than 12 consecutive months.

               2.3.5  No termination of this Agreement by Supplier shall be effective unless (i) Supplier has first given Nevada Power
                      Company a written offer to enter into a new power purchase agreement on the identical terms set forth in this
                      Agreement and (ii) Nevada Power Company shall not have

                                       12

                      accepted such offer by written notice to the Parties
                      within 14 days of receipt of such offer.

         2.4   Effect of Termination - Survival of Obligations. Any default under or termination of this Agreement or expiration of the Term shall not release either Party from any applicable provisions of this Agreement with respect to:

               2.4.1  The payment of any amounts owed to the other Party arising prior to or resulting from termination of, or on account
                      of breach of, this Agreement;

               2.4.2  Indemnity obligations contained in Section 19
                      (Indemnification), which shall survive to the full extent
                      of the statute of limitations period applicable to any
                      third party claim;

               2.4.3  Limitation of liability provisions contained in Section 20
                      (Limitation of Liability);

               2.4.4  For a period of one year after the termination date, the right to submit a payment dispute pursuant to Section 22
                      (Disputes);

               2.4.5  The resolution of any dispute submitted pursuant to
                      Section 22 (Disputes) prior to, or resulting from,
                      termination; or

               2.4.6  The obligations under Section 36 (Confidentiality).

3.    SUPPLY SERVICE OBLIGATIONS

         3.1   Supply Amount. Subject to the other provisions of this Agreement, commencing on the Commercial Operation Date, Supplier shall supply and deliver the Supply Amount to Buyer during every
               Dispatch Hour on a continuous basis at the Delivery Point[s].

         3.2   Dedication. All Product shall be dedicated exclusively to Buyer for the Term of this Agreement.

         3.3   Buyer's Obligation and Delivery. Buyer shall take delivery of the
               Supply Amount and any Excess Energy at the Delivery Point[s] in
               accordance with the terms of this Agreement. Supplier shall be responsible for all costs associated with delivery of the Supply
               Amount and any Excess Energy to the Delivery Point[s].

         3.4   Consumption. Supplier shall acquire Standby Service necessary to meet the electrical requirements of the Generating Facility.

         3.5   Replacement Costs.

               3.5.1  After Commercial Operation, if the sum of the Delivered
                      Amount, not including any Excess Energy delivered during
                      Off-Peak Hours, over a monthly Billing Period is less than
                      95% of the sum of the Supply

                                       13

                      Amount over the same period, the Buyer shall calculate its
                      Replacement Costs and the Supplier shall reimburse the
                      Buyer for all of its Replacement Costs for the period.

               3.5.2  After Commercial Operation, if the sum of the Delivered
                      Amount, not including any Excess Energy delivered during
                      Off-Peak Hours, over a monthly Billing Period is equal to
                      or greater than 95% of the sum of the Supply Amount over
                      the same period, the Supplier shall not reimburse the
                      Buyer for its Replacement Costs for the period.

               3.5.3  The Parties recognize and agree that the payment of amounts by Supplier pursuant to this Section 3.5
                      (Replacement Costs) is an appropriate remedy in the event
                      of such a failure and that any such payment does not
                      constitute a forfeiture or penalty of any kind, but rather constitutes anticipated costs to Buyer under the terms of
                      this Agreement.

               3.5.4  The cost to Buyer to replace any Shortfall of Energy shall be determined solely by Buyer from the higher of the
                      following amounts: (i) the Shaped COB Firm Price or (ii)
                      the incremental cost of generation owned by Sierra Pacific
                      Power Company, which incremental cost shall be calculated
                      based on the daily incremental fuel cost and the
                      applicable unit's incremental heat rate curve plus the
                      applicable unit's operation and maintenance cost. The
                      operation and maintenance cost shall be equal to the
                      average operation and maintenance cost per kWh for the
                      applicable unit derived from the most recent FERC Form 1
                      filing.

               3.5.5  Information used by Buyer to establish Replacement Costs shall be verifiable and Buyer shall on a quarterly basis
                      make available to Supplier supporting calculations
                      pursuant to Section 9.2.4 (Payment to Buyer).

         3.6   REC Replacement Costs.

               3.6.1  If after the REC Administrator issues all the REC
                      statements for a Contract Year, as of December 31 of such
                      Contract Year, the sum of Transferred RECs for such
                      Contract Year is less than the Yearly REC Amount, and to
                      the extent such shortfall is not excused due to Force
                      Majeure, then Supplier shall indemnify Buyer for any costs required to purchase RECs in replacement of those RECs not delivered ("REC Replacement Costs").

               3.6.2  The cost to Buyer to replace any RECs not delivered, pursuant to Section 3.6.1 shall be determined solely by
                      Buyer based on the cost of purchasing replacement RECs
                      with a comparable expiration date or the cost of replacing
                      RECs not delivered with RECs of the Buyer's choice already in the Buyer's REC Account; provided, however, that Buyer
                      shall not be required to purchase such replacement RECs in order receive payment for REC Replacement Costs.

                                       14

               3.6.3  Information used by Buyer to establish REC Replacement
                      Costs shall be verifiable and Buyer shall make available
                      to Supplier supporting calculations pursuant to Section
                      9.2.4 (Payment to Buyer).

         3.7   Adjustment to Supply Amount

               3.7.1  Prior to Commercial Operation: On or before Milestone "G"
                      of Exhibit 6, but no later than thirteen (13) months after
                      PUCN approval of this Agreement, the Supplier may, only
                      once as set forth herein, increase the Maximum Amount,
                      Supply Amount, Average Annual Supply Amount, Yearly REC
                      Amount and the amounts in Section 1.40 (Generating
                      Facility). The amounts may be increased such that (i) the
                      Average Annual Supply Amount shall be equal to or less
                      than 24.5 MW, and (ii) the Maximum Amount and Yearly REC
                      Amount shall increase in the same proportion as the
                      increase of the Average Annual Supply Amount in the first
                      Contract Year that is a full calendar year (the "First
                      Full Contract Year"). The Average Annual Supply Amount for
                      any Contract Year shall not exceed the Average Annual
                      Supply Amount for the First Full Contract Year determined
                      pursuant to this Section 3.7.1

               3.7.2  After Commercial Operation Date. On or before October 1 of each year, Supplier may reduce or increase the Supply
                      Amount and/or Yearly REC Amount, provided that (i) the
                      Average Annual Supply Amount shall not exceed the Average
                      Annual Supply Amount for the First Full Contract Year as
                      such may be modified in Section 3.6.1 and (ii) the Supply
                      Amount may not be increased above the Maximum Amount, by
                      providing notice of such to Buyer. Each reduction or
                      increase, subject to this provision, (a) may not be
                      greater than 5% of the Average Annual Supply Amount in
                      that year, and (b) only applies to the third subsequent
                      Contract Year and remaining Contract Years and shall not
                      apply to the first or second subsequent Contract Years. In no event shall reductions in the Supply Amount and Yearly
                      REC Amount be allowed to accommodate sales of Product,
                      Energy, RECs, or Renewable Energy Benefits to third
                      parties. Reductions to the Supply Amount are capped such
                      that the Average Annual Supply Amount must always be equal to or greater than eighty (85%) of the greater of (i) the
                      original Average Annual Supply Amount on the Effective
                      Date, or (ii) the increased Average Annual Supply Amount
                      pursuant to Section 3.7.1 above. The Yearly REC Amount may only be reduced by up to the same percentage that the
                      Average Annual Supply Amount is reduced and must always be equal to or greater than 85% of the Yearly REC Amount for
                      the First Full Contract Year on the Effective Date.

4.    PRICE OF PRODUCT

         4.1   Product Payments. Supplier shall be paid for the Product based on the Delivered Amount of Energy as determined by hourly data from monthly Meter readings, as follows:

                                       15

               4.1.1  Upon the Operation Date and prior to the Commercial
                      Operation Date, all Product associated with Delivered
                      Amounts of Energy from the Generating Facility shall be
                      paid for by Buyer at the lesser of (i) 90% of the Dow
                      Jones COB Electricity Index for firm energy or (ii) 90% of the Dow Jones COB Electricity Index for non-firm energy,
                      or (iii) the Excess Product Rates as set forth in Exhibit
                      2B.

               4.1.2  Subsequent to the Commercial Operation Date.

                      4.1.2.1  All Product associated with Delivered Amounts of
                               Energy from the Generating Facility other than
                               Excess Energy, from and after the Commercial
                               Operation Date, shall be paid for by Buyer at the
                               Product Rates set forth in Exhibit 2A.

                      4.1.2.2  All Product associated with Excess Energy from
                               the Generating Facility, from and after the
                               Commercial Operation Date, shall be paid for by
                               Buyer at the lesser of (i) 90% of the Dow Jones
                               COB Electricity Index for firm energy or (ii) 90%
                               of the Dow Jones COB Electricity Index for
                               non-firm energy, or (iii) the Excess Product
                               Rates as set forth in Exhibit 2B.

               4.1.3  Maximum Amount. All Product delivered during any Dispatch
                      Hour in excess of the Maximum Amount shall be paid for by
                      Buyer at the lesser of (i) 75% of the Dow Jones COB
                      Electricity Index for firm energy or (ii) 75% of the Dow
                      Jones COB Electricity Index for non-firm energy, or (iii)
                      75% of the Excess Product Rates as set forth in Exhibit
                      2B.

5.    RENEWABLE ENERGY CREDITS/RENEWABLE ENERGY BENEFITS

         5.1   Transfer of Credits. Supplier hereby transfers to Buyer all RECs derived from the ownership or operation of, or production of energy from, the Generating Facility and Energy for Station
               Usage, and any benefits derived from RECs, whether existing now or in the future and whether foreseen or unforeseen. All RECs and any benefits derived therefrom are exclusively dedicated to and vested in Buyer. Supplier shall timely prepare and execute all documents and shall take all actions necessary under Nevada Law or regulation or other Law to cause the RECs to vest in the
               Buyer, without further compensation, including the registration of the Generating Facility with the PUCN or other Governmental
               Authority, the provision of periodic production data to the PUCN or REC trading program administrator and the filing of requests with the trading administrator for transfers of RECs to Buyer.
               Supplier and Buyer will use their mutual and best commercial efforts to support and affect the registration of the transfer of
               RECs with the PUCN or other Governmental Authority. The quantity of RECs transferred to Buyer shall be the amount of RECs
               attributable to the ownership and operation of, and all energy produced at, the Generating Facility and Energy for Station
               Usage. All RECs in addition to RECs related to Energy purchased under the Agreement are transferred at no expense to the Buyer.
               RECs shall be deemed transferred to the Buyer when they have been properly recorded in the Buyer's REC Account by

                                       16

               the REC Administrator, pursuant to the terms of the Agreement and in accordance with the Renewable Quotas.

         5.2   Renewable Energy Benefits. Supplier hereby transfers to Buyer, at no charge to Buyer, all Renewable Energy Benefits, in and of themselves and as derived from the ownership or operation of, or production of energy from the Generating Facility, or due to the
               Generating Facility's use of geothermal resources for generation.
               All Renewable Energy Benefits derived therefrom are exclusively dedicated to and vested in Buyer. Supplier shall timely execute all documents and shall timely take all actions necessary under
               Nevada Law or regulation or other Law to cause the Renewable
               Energy Benefits to vest in or be transferred to Buyer, without further compensation. The amount of Renewable Energy Benefits transferred to Buyer shall be the amount of Renewable Energy
               Benefits derived from the ownership or operation of or production of energy from the Generating Facility or due to the Generating
               Facility's use of geothermal resources for generation or other applicable standards.

6.    TAX CREDITS

         6.1   The Parties agree that the price of the Product as provided for in Section 4 (Price of Products) and as specified in Exhibits 2A and 2B accounts for state, local and/or Federal production tax credit[s] and or investment tax credit[s] specific to investments in renewable energy production and delivery facilities (if any)
               ("Tax Credit[s]") in effect as of the Effective Date of this
               Agreement. If, in any year, Supplier or its investors receive any quantifiable benefit as a result of the availability or enactment of additional Tax Credit[s] at any time, or the extension of deadlines for the expiration of existing Tax Credit[s] at any time, then Supplier shall pay to Buyer the quantifiable benefit received by Supplier or its investors of such additional or extended Tax Credit[s]. Whether any such new or extended Tax
               Credit will have such a quantifiable benefit in any year will be determined by the Supplier's independent, third-party auditor or, if Supplier's auditor refuses or is unable to make such
               determination, by another auditor jointly selected by the
               Parties, within 120 days of the end of such year, which auditor shall not be the then current auditor of either party. This determination will be based upon the availability of credits for
               Product sales made under this Agreement or Supplier and its investors' ability to use Tax Credits over such year. Based on this analysis, such a quantifiable benefit, if any, will be certified to Buyer by an officer of Supplier in a report that summarizes the reasons for the auditor's conclusions as to why such Tax Credits will or will not have a quantifiable benefit.
               Buyer shall have the right to review and approve such report which approval shall not be unreasonably withheld. If Buyer does not approve Supplier's report, then the quantifiable benefit will be determined through the dispute resolution provisions of
               Section 22 (Disputes) below. Supplier shall make payment of any amount due under this Section in 12 equal monthly installments
               (together with interest on such amount from the end of the applicable calendar year at the rate calculated in Section 9.3
               (Overdue Amounts and Refunds)), the first installment of which shall be due within 30 days after Buyer's approval of the
               certified report referred to above (or as otherwise determined through the dispute resolution provisions if such report is not approved by Buyer). Supplier shall apply for any Tax Credit[s]

                                       17

               which might be available to Supplier or the Generating Facility from any Governmental Authority.

         6.2   Supplier and Buyer agree that the Product Rates set forth in
               Exhibit 2A and Exhibit 2B are not subject to adjustment or amendment if Supplier fails to receive any Tax Credits, or if such Tax Credits expire, are repealed or otherwise cease to apply to the Supplier or the Generating Facility in whole or in part, or Supplier or its investors are unable to benefit from such Tax
               Credit.

7.    RENEWABLE QUOTAS

         7.1   The Parties agree that the RECs will be used by Buyer in meeting its obligations pursuant to the Renewable Quotas and the
               regulations promulgated thereunder as either may be amended or superseded or as otherwise determined by Buyer. Supplier shall cooperate with Buyer in all respects to ensure Buyer's compliance with all applicable requirements set forth in the Renewable
               Quotas and any regulations promulgated thereunder and shall provide all information reasonably requested by Buyer or
               otherwise necessary to allow the PUCN to determine compliance with the Renewable Quotas and regulations adopted pursuant thereto.

8.    RIGHT OF FIRST OFFER

         8.1   Should Supplier (or any direct parent of Supplier) intend to sell the Generating Facility (or its direct equity interests in
               Supplier), before any such sale may occur, Supplier shall give notice thereof to Buyer. Upon Buyer's receipt of such notice,
               Buyer shall have the right to negotiate in good faith with
               Supplier for no more than 60 days, unless otherwise agreed to by
               Supplier, the terms of the sale of the Generating Facility to
               Buyer or its designee on an exclusive basis. If Buyer desires to enter into such negotiation, Buyer shall notify Supplier of such decision within 15 days of receipt of Supplier's notice, and
               Buyer's failure to do so within such 15 day period shall be deemed a rejection by Buyer of its right to so negotiate.
               Supplier will provide in a timely manner, information regarding the Generating Facility which is customary to allow the Buyer to perform due diligence and to negotiate in good faith for the purchase of the Generating Facility, such information to be provided only after the execution by the Parties of a
               non-disclosure agreement that governs the delivery, return, and destruction of such information as appropriate. If the Parties fail to execute a definitive agreement to effect Buyer's purchase of the Generating Facility within the 60 day period, Supplier shall be free to sell the Generating Facility as intended.

         8.2   In the event that Buyer does not exercise its right pursuant to
               Section 8.1 within 60 days as set forth above, Supplier must comply with Section 24 (Assignment) in any assignment or
               delegation of Supplier's rights, interests or obligations herein to a purchaser of the Generating Facility.

9.    METERING, INVOICING AND PAYMENTS

         9.1   Metering.

                                       18

               9.1.1  Meters. Buyer shall, at Supplier's cost, provide, install, own, operate and maintain all Meters in good operating
                      condition. The Meters shall be used for quantity
                      measurements under this Agreement. Such equipment shall be bi-directional and shall be capable of measuring and
                      reading instantaneous and hourly real and reactive energy
                      and capacity. The Meters shall also be used for, among
                      other things, metering Station Usage of the Supplier's
                      Generating Facility. Supplier, at its own expense, may
                      install additional check meters. Any check-metering
                      equipment to be installed by Supplier on Buyer-owned
                      facilities shall be mutually agreed upon and installation
                      procedures shall be developed.

               9.1.2  Location. Meters shall be installed at the location specified in Exhibit 5, or as otherwise reasonably
                      determined by Buyer to effectuate this Agreement.

               9.1.3  Non-Interference. Supplier shall not undertake any action that may interfere with the operation of the Meters.
                      Supplier shall be liable for all costs, expense, and
                      liability associated with any such interference with the
                      Meters.

               9.1.4  Meter Testing. Meters shall be tested at least once every calendar year by Buyer. Either Party may request a special test of Meters or check meters, but such Party shall bear
                      the cost of such testing unless there is an inaccuracy
                      outside the limits established in American National
                      Standard Institute Code for Electricity Metering (ANSI
                      C12.1, latest version), in which case the Party whose
                      meters were found to be inaccurate shall be responsible
                      for the costs of the special testing. Meters installed
                      pursuant to this Agreement shall be sealed and the seal
                      broken only when the meters are to be adjusted, inspected
                      or tested. Authorized representatives of both Parties
                      shall have the right to be present at all routine or
                      special tests and to inspect any readings, testing,
                      adjustment or calibration of the Meters or check meters.
                      Buyer's Operating Representative shall provide 15 days
                      prior notice of routine meter testing to Supplier's
                      Operating Representative. If Supplier has installed check
                      meters in accordance with Section 9.1.1 (Meters), Supplier shall test and calibrate each such meter at least once
                      every calendar year. Supplier's Operating Representative
                      shall provide 15 days prior notice of routine check meter
                      testing to Buyer's Operating Representative. In the event
                      of special meter testing, the Parties Operating
                      Representatives shall notify each other with as much
                      advance notice as practicable.

               9.1.5  Metering Accuracy. If the Meters are registering but their accuracy is outside the limits established in ANSI C12.1,
                      Buyer shall repair and recalibrate or replace the Meters
                      and Buyer shall adjust payments to Supplier for the
                      Delivered Amount for the lesser of the period in which the inaccuracy existed or 90 days. If the period in which the
                      inaccuracy existed cannot be determined, adjusted payments shall be made for a period equal to one-half of the
                      elapsed time since the latest prior test

                                       19

                      and calibration of the Meters; however, the adjustment
                      period shall not exceed 90 days. If adjusted payments are
                      required, Buyer shall render a statement describing the
                      adjustments to Supplier within 30 days of the date on
                      which the inaccuracy was rectified. Additional payments to
                      Supplier, or Buyer's Invoice for refunds due Buyer, as
                      applicable shall accompany Buyer's statement. Any payments required pursuant to this Section shall be made within 30
                      days of receipt of Buyer's statement.

               9.1.6  Failed Meters. If the Meters fail to register, Buyer shall make payments to Supplier based upon Supplier's check
                      metering, provided, however, that if the accuracy of the
                      check meters is subsequently determined to be outside the
                      limits established in ANSI C12.1, Buyer shall adjust the
                      payments to Supplier for the Delivered Amount calculated
                      using the check meters for the lesser of the period in
                      which the inaccuracy existed or 90 days. If the period in
                      which the inaccuracy cannot be determined, adjusted
                      payments shall be made for a period equal to one-half of
                      the elapsed time since the latest prior test and
                      calibration of the check meters; however, the adjustment
                      period shall not exceed 90 days. If no such metering is
                      available, payments shall be based upon Buyer's best
                      estimate of the Delivered Amount. In such event, Buyer's
                      estimated payments shall be in full satisfaction of
                      payments due hereunder.

         9.2   Invoices.

               9.2.1  Invoicing and Payment. On or before the last day of each month, Buyer shall send to Supplier an Invoice for the
                      prior month (a "Billing Period"). The Invoice shall be
                      calculated based upon Meter data available to Buyer and
                      shall comply with this Section.

               9.2.2  Monthly Invoice Calculation. On each monthly Invoice,
                      Buyer shall calculate the following amounts:

                      9.2.2.1  The Supply Amount during each Dispatch Hour of
                               the Billing Period;

                      9.2.2.2  The sum of the Supply Amounts during all Dispatch
                               Hours of the Billing Period;

                      9.2.2.3  The Delivered Amount, excluding Excess Energy,
                               during each Dispatch Hour of the Billing Period;

                      9.2.2.4  The sum of the Delivered Amounts, excluding
                               Excess Energy, during all Dispatch Hours of the
                               Billing Period multiplied by the Product Rate for
                               Delivered Amounts;

                      9.2.2.5  If applicable, Excess Energy delivered during
                               each Dispatch Hour of the Billing Period;

                                       20

                      9.2.2.6  If applicable, the sum of the Excess Energy
                               during all Dispatch Hours of the Billing Period
                               multiplied by the applicable rate for Excess
                               Product;

                      9.2.2.7  The Shortfall, if any, during each Dispatch Hour
                               of the Billing Period;

                      9.2.2.8  The sum of the Shortfalls, if any, during all
                               Dispatch Hours of the Billing Period;

                      9.2.2.9  The Replacement Costs, if any, in respect of the
                               Shortfall referred to in Section 9.2.2.7 above,
                               during each Dispatch Hour of the Billing Period;
                               and

                      9.2.2.10 The sum of the Replacement Costs, if any, during
                               all Dispatch Hours of the Billing Period.

               9.2.3  Replacement REC Invoice Calculation. In addition to the requirements for monthly Invoices set forth in Section
                      9.2, after the REC Administrator issues its final REC
                      statement for a Contract Year, the Buyer shall send to
                      Supplier a yearly Invoice for such Contract Year, which
                      shall include the following calculations:

                      9.2.3.1  The sum of the Transferred RECs during the
                               Contract Year;

                      9.2.3.2  The difference between the Yearly REC Amount and
                               the sum of the Transferred RECs during such
                               Contract;

                      9.2.3.3  The REC Replacement Costs, if any, payable to
                               Buyer in respect of the undelivered RECs referred
                               to in Section 9.2.3.2 above, during such Contract
                               Year.

               9.2.4  Payment to Buyer. In the event any Shortfall occurs pursuant to Section 3 (Supply Service Obligations), the
                      Invoice referred to in Section 9.2.1 (Invoicing and
                      Payment) above shall deduct Replacement Costs, REC
                      Replacement Costs and any other amounts owing to Buyer
                      from amounts due to Supplier and shall indicate the net
                      payment due Supplier or Buyer, as applicable. Buyer shall
                      provide supporting data in reasonable detail to support
                      its calculations of Replacement Costs, REC Replacement
                      Costs and any other amounts owing to Buyer. Any payment
                      due to Buyer shall be made within ten calendar days of the date of the Invoice.

               9.2.5  Method of Payment. Contemporaneously with delivery of the
                      Invoice, Buyer shall remit the payment amount by wire or
                      electronic fund transfer or otherwise pursuant to the
                      instructions stated in Exhibit 4.

               9.2.6  Examination and Correction of Invoices. As soon as
                      practicable, but no later than 12 months after Supplier's
                      receipt of Buyer's Invoice and

                                       21

                      payment, Supplier shall notify Buyer in writing of any
                      alleged error in Buyer's Invoice.

                      9.2.6.1  If Supplier notifies Buyer of an alleged error in
                               Buyer's Invoice, the Parties agree to make good
                               faith efforts to reconcile the billing and
                               mutually agree on the appropriate remedy, if any.

                      9.2.6.2  If a correction is determined to be required,
                               Buyer shall provide an adjusted Invoice to
                               Supplier. If such error results in an additional
                               payment to Supplier, Buyer's payment in the
                               amount due Supplier shall accompany the adjusted
                               Invoice. If such error resulted in a refund owed
                               to Buyer, Supplier shall pay Buyer the amount of
                               the Invoice within 10 calendar days of the date
                               of the statement or at Buyer's option, Buyer may
                               offset such amount against the subsequent monthly
                               payment to Supplier.

                      9.2.6.3  If Supplier fails to provide notice of an alleged error within 12 months of receipt of an Invoice,
                               then Supplier shall be deemed to have waived all
                               rights to object to the Invoice for the subject
                               Billing Period.

                      9.2.6.4  Buyer may correct any Invoice errors it discovers and make adjustments in payments as a result
                               thereof within 12 months of Supplier's receipt of
                               Buyer's Invoice.

         9.3   Overdue Amounts and Refunds. Overdue amounts and refunds of overpayments shall bear interest from and including, the due date or the date of overpayment, as the case may be, to the date of payment of such overdue amounts or refund at a rate calculated pursuant to 18 C.F.R. ss. 35.19a.

         9.4   Buyer Right to Offset. Buyer shall have the right to offset any amounts Supplier owes to Buyer against the amounts owed by Buyer to Supplier.

         9.5   Taxes. If Buyer is required to remit any Taxes imposed on or associated with the Energy or its delivery up to the Delivery
               Point[s], the amount shall be deducted from any sums due to the
               Supplier. Either Party, upon written request of the other Party, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from
               Taxes, and shall use reasonable efforts to obtain and cooperate with the other Party in obtaining any exemption from or reduction of any Tax.

               Supplier shall indemnify and hold harmless Buyer from and against
               Taxes imposed on Buyer as a result of Supplier's actions or inactions and that otherwise would not have occurred in the absence of this Agreement in accordance with Section 19
               (Indemnification).

                                       22

10.   FACILITY CONSTRUCTION; OPERATIONS AND MODIFICATIONS

         10.1  Construction of Generating Facility. Supplier shall construct the
               Generating Facility in accordance with Good Utility Practices, in accordance with the Project Milestones and to ensure (i) Supplier is capable of meeting its supply obligations over the Term, (ii)
               the Generating Facility is at all times a Renewable Energy System and (iii) Supplier is at all times in compliance with all
               requirements of a renewable energy generator set forth in the
               Renewable Energy Law and any regulations promulgated thereunder.
               Supplier shall provide to Buyer in a form satisfactory to Buyer:
               (i) within 30 days after execution of the IOA, an update to
               Exhibit 5 which shall include a single line diagram of the
               Generating Facility, Interconnection Facilities, the Delivery
               Point[s] and the location of Meters, which location shall be reasonably acceptable to Buyer; (ii) within 30 days of the commencement of construction of the Generating Facility, Exhibit
               14; and (iii) within 30 Business Days after the Commercial
               Operation Date, a revised version of Exhibit 14 reflecting the
               Generating Facility as built. At Buyer's request, Supplier shall provide Buyer with copies of the construction contract for the facility and any documentation and drawings reasonably requested by Buyer, redacted of any pricing and Confidential Information.

         10.2  Performance of Project Milestones. Supplier shall complete each
               Project Milestone specified in Exhibit 6, Project Milestone
               Schedule, on or before 1600 hours PPT on the date specified for each Project Milestone listed in Exhibit 6.

               10.2.1 Completion of Project Milestones. Upon Supplier's
                      completion of each Project Milestone, Supplier shall
                      provide to Buyer in writing pursuant to Section 29
                      (Notices) documentation as specified in Exhibit 6 and
                      reasonably satisfactory to Buyer demonstrating such
                      Project Milestone completion within 30 days of such
                      completion but no later than the date specified for each
                      Project Milestone listed in Exhibit 6. Buyer shall
                      acknowledge receipt of the documentation provided under
                      this Section and shall provide Supplier with written
                      acceptance or denial of each Project Milestone within 15
                      days of receipt of the documentation. If any Project
                      Milestone is not completed by 1600 hours on the date
                      specified in Exhibit 6, then the Supplier shall be in
                      Default pursuant to Section 25 (Default and Remedies).

               10.2.2 Progress Towards Completion. Supplier shall notify Buyer promptly (and in any event within ten days) following its
                      becoming aware of information that leads to a reasonable
                      conclusion that a Project Milestone will not be met, and
                      shall convene a meeting with Buyer to discuss the
                      situation not later than 15 days after becoming aware of
                      this information.

         10.3  Commercial Operation Date. Supplier shall notify Buyer at least
               10 days prior to the commencement of any performance tests required by the EPC Contract or the IOA. Buyer shall have the right to be present at and witness each such test. Supplier shall notify Buyer at least 10 days prior to the commencement of the performance tests required by Exhibit 7. Buyer shall be deemed to waive its right to be present at the performance tests if Buyer fails to appear at the scheduled time for the performance tests.
               Within seven days of the successful completion of the performance tests pursuant to Exhibit 7, Supplier shall provide Buyer with all

                                       23

               completed test summary data sheets and other relevant data derived from such tests demonstrating to Buyer's satisfaction that such tests have been successfully completed. The date specified under Milestone K of Exhibit 6 notwithstanding,
               Supplier may attain Commercial Operation, with energy payment for the Supply Amount delivered in accordance with Exhibit 2 A, at such earlier time as successful completion of the performance tests as above can be achieved.

         10.4  Modification. Without the prior written consent of Buyer, which shall not be unreasonably withheld, Supplier shall not be
               entitled to make any modification to the Generating Facility that might (i) expose Buyer to any additional liability or increase its obligations under the Agreement or (ii) adversely affect
               Supplier's or Buyer's ability to perform its obligations under this Agreement or any Law or to any third party. Any such
               modifications shall be conducted in accordance with Good Utility
               Practice and all applicable Laws and reliability criteria, as such may be amended from time to time. To the extent additions and modifications interfere with the ability of the Generating
               Facility to provide the Supply Amount beyond the limits for
               Planned Outage[s] set forth in Section 12 (Planned Outages),
               Supplier shall pay Replacement Costs to Buyer pursuant to Section
               3.5 (Replacement Costs).

         10.5  Operation and Maintenance. Supplier, at all times shall install, operate, maintain and repair the Generating Facility in
               accordance with Good Utility Practice and to ensure (i) Supplier is capable of meeting its supply obligations over the Term, (ii)
               the Generating Facility is at all times a Renewable Energy System and (iii) Supplier is at all times in compliance with all
               requirements of a renewable energy generator set forth in the
               Renewable Energy Law and any regulations promulgated thereunder.
               Supplier agrees to (i) to maintain adequate records of all operations of the Generating Facility, and (ii) to follow such regulations, directions and procedures of Buyer, the Control Area
               Operator, the Transmission Provider, WECC, NERC and any
               applicable Governmental Authority to protect and prevent the
               Transmission System from experiencing any negative impacts resulting from the operation of Supplier's Generating Facility.
               In the event of an inconsistency, the Buyer shall choose whose procedures shall govern. Each Party shall use all reasonable efforts to avoid any interference with the other's operations.
               Supplier shall cause the Energy of the Generating Facility to meet the Power Quality Standards at all times, and shall operate the Generating Facility consistent with WECC, NERC, Buyer,
               Control Area Operator and Transmission Provider requirements.

         10.6  Operation and Maintenance Agreement. No later than 90 days prior to the Commercial Operation Date, if the owner of the Generating
               Facility is not the operator, Supplier shall provide an unpriced copy of the agreement between Supplier and the operator which requires the operator to operate the Generating Facility in accordance with the terms hereof which shall be attached to this
               Agreement as Exhibit 15. Supplier shall provide a certified copy of a certificate warranting that the operator is a corporation or partnership in good standing with the State of Nevada which shall be attached to this Agreement.

         10.7  Ground Lease; Rights-of-way. If the land on which the Generating
               Facility is located is not owned by the Supplier, no later than
               60 days prior to

                                       24

               commencement of construction, Supplier shall provide a copy of the agreement with the owner of the land which establishes the right of the Supplier to construct the Generating Facility on the land and the existence of required rights-of-way and easements, which shall be attached to this Agreement as Exhibit 16.

         10.8  Right to Review. Buyer and Supplier each shall have the right to review during normal business hours the relevant books and records of the other Party to confirm the accuracy of such as they pertain only to transactions under this Agreement. The review shall be consistent with standard business practices and shall follow reasonable notice to the other Party. Reasonable notice for a review of the previous month's records shall be a minimum of seven Business Days. If a review is requested of other than the previous month's records, then notice of that request shall be provided with a minimum of 14 Business Days notice by the requesting Party. The notice shall specify the period to be covered by the review. The Party providing records can exercise its right under Section 36 (Confidentiality) to protect the confidentiality of the records.

11.   EMERGENCY

         11.1  In the event of an Emergency, Buyer and Supplier shall promptly comply with any applicable requirements of any Governmental
               Authority, NERC, WECC, Control Area Operator, Transmission
               Provider, transmission operator, or any successor of any of them, regarding the reduced or increased generation of the Generating
               Facility.

         11.2  Each Party shall provide prompt oral and written notification to the other Party of any Emergency. If requested by the other
               Party, the Party declaring the Emergency shall provide a
               description in reasonable detail of the Emergency and any steps employed to cure it.

         11.3  In the event of an Emergency, either Party may take reasonable and necessary action to prevent, avoid or mitigate injury, danger, damage or loss to its own equipment and facilities, or to expedite restoration of service; provided, however, that the
               Party taking such action shall give the other Party prior notice, if practicable, before taking any action. This Section shall not be construed to supersede Sections 11.1 and 11.2.

         11.4  In the event of an Emergency, Buyer can request Supplier not to institute a Planned Outage of the Generating Facility and
               Supplier agrees to take all commercially reasonable steps to avoid instituting the Planned Outage until such time as the condition of the Emergency has passed. Supplier may present a reasonable estimate of costs expected to be incurred as a result of the Supplier not instituting the Planned Outage. If Buyer agrees to the estimated costs, Supplier shall be required not to institute the Planned Outage and Buyer shall reimburse Supplier for actual costs incurred, not to exceed the estimated amounts.

         11.5  In the event of an Emergency declared by the Supplier, such that the Supplier cannot deliver some or all of the Supply Amount to the Delivery Point[s], the Supplier will pay the Buyer's
               Replacement Costs pursuant to Section 3.5

                                       25

               (Replacement Costs) unless the Supplier declares a Force Majeure in accordance with Section 21 (Force Majeure).

         11.6  In the event on an Emergency declared by Buyer, as a result of which Buyer is unable to receive some or all of the Product at the Delivery Point[s] or is unable to deliver some or all of the
               Product to its customers, then Buyer shall have no payment liability in respect of such Product for up to one hundred sixty-eight (168) consecutive hours. If the Emergency lasts longer than one hundred sixty-eight (168) consecutive hours,
               Buyer shall pay the Supplier for up to the Supply Amount for the hours that exceed one hundred sixty-eight (168) hours, provided that the Buyer has not declared Force Majeure and provided, that the Supplier demonstrates to the Buyer that the Generating
               Facility would have been available to deliver Energy up to the
               Supply Amount during the Emergency. The Supplier shall not pay the Buyer for Replacement Costs to the extent Buyer is not able to receive some or all of the Product at the Delivery Point[s] or is unable to deliver some or all of the Product to its customers.

12.   PLANNED OUTAGES

         12.1  Supplier shall request and obtain Buyer's prior written approval before conducting any non-forced outage of the Generating
               Facility or reducing the capability of the Generating Facility to deliver the Supply Amount (all hereinafter referred to as
               "Planned Outages") so as to minimize the impact on the
               availability of the Generating Facility.

               12.1.1 Within 90 days prior to the Commercial Operation Date and on or before October 1 of each Contract Year, Supplier
                      shall provide Buyer with a schedule of proposed Planned
                      Outages for the upcoming Contract Year. The proposed
                      Planned Outages schedule will designate the days and
                      amount (in MWs) in which the Generating Facility output
                      will be reduced in whole or in part. Each proposed
                      schedule shall include all applicable information,
                      including the following: month, day and time of requested
                      outage, facilities impacted, duration of outage, purpose
                      of outage, and other relevant information. The total
                      combined Planned Outages in any Contract Year shall not
                      exceed 15 days, prorated in the first Contract Year based
                      on the number of days in such year, unless otherwise
                      approved by Buyer.

               12.1.2 Buyer shall promptly review Supplier's proposed schedule and shall either require modifications or approve the
                      proposed schedule within 30 days of Buyer's receipt of
                      such schedule. The Supply Amount will be reduced
                      accordingly in part or total during the period of the
                      Planned Outage. Supplier shall use its best efforts to
                      accomplish all Planned Outage[s] in accordance with the
                      approved schedule. Supplier shall be responsible to Buyer
                      for Replacement Costs if any outage period exceeds its
                      approved schedule, or is not approved by Buyer, provided
                      that changes to the approved schedule may be requested by
                      either Party and each Party shall make reasonable efforts
                      to accommodate such changes, provided further that Buyer
                      shall have no obligation to agree to Supplier's revisions
                      to the approved Planned Outage[s] schedule.

                                       26

               12.1.3 Regardless of any prior approval of a Planned Outage, the
                      Supplier shall not start a Planned Outage on the
                      Generating Facility without notification of the approved
                      Planned Outage to the Buyer's Operating Representative
                      seven days prior to the start of such Planned Outage.

13.   REPORTS; OPERATIONAL LOG

         13.1  Copies of Communications. Supplier shall promptly provide Buyer with copies of any orders, decrees, letters or other written communications to or from any Governmental Authority asserting or indicating that Supplier or its Generating Facility is in
               violation of Laws which relate to Supplier or operation or maintenance of the Generating Facility which could have an adverse effect on Buyer. Supplier shall keep Buyer apprised of the status of any such matters.

         13.2  Notification of Generating Facility Status. Supplier shall notify
               Buyer of the status of the Generating Facility as an EWG, QF or such other status no later than 90 days prior to the Operation
               Date. Supplier shall notify Buyer, as soon as practicable, of any changes in that status after the Operation Date of this
               Agreement.

         13.3  Notices of Change in Generating Facility. In addition to any consent required pursuant to Section 0 (Modification), Supplier shall provide notice to Buyer as soon as practicable prior to any temporary or permanent change to the performance, operating characteristics, or turbine/generators of the Generating
               Facility. Such notice shall describe any changes, expected or otherwise, to the total capacity of the Generating Facility, the rate of production and delivery of Energy, interconnection and transmission issues, and such additional information as may be required by Buyer.

         13.4  Operational Data. Supplier shall provide Buyer with the following data: hot water in pounds per hour and temperature in degrees
               Fahrenheit at the turbine inlet valve necessary to operate the plant at the Supply Amount as shown in a preliminary piping or flow diagram provided by Supplier as described in Exhibit 14, the
               Supply Amounts as listed in Exhibit 13, and up to the total facility capacity as described in Exhibit 1. Subject to Buyer's review and acceptance, Supplier may change this data no later than concurrent with completion of item 2(G) in Exhibit 6. This information will be used as a baseline and monitoring tool for items 2(E) and 2(G) in Exhibit 6.

         13.5  Project Reports and Project Review Meetings.

               13.5.1 Prior to the Commercial Operation Date. Supplier shall provide to Buyer in a quarterly project report, with a
                      monthly update, all pertinent information in connection
                      with Supplier's hot water and steam supply to be used for
                      the Generating Facility including: drilling data, test and well performance information and any reports pertaining to the geothermal reservoir; progress in obtaining Project
                      Milestones; progress in obtaining any approvals or
                      certificates in connection with achieving the Commercial
                      Operation Date; and a discussion of any foreseeable
                      disruptions or delays. The project reports should be

                                       27

                      provided at the latest on the 15th day of every month when such quarterly or monthly update is due. The Parties shall conduct meetings every six months or more frequently if
                      requested by Buyer to review this data and any information related to Supplier's completion of or progress toward the
                      Project Milestone activities listed in Exhibit 6.

                      13.5.1.1 Projected Operation Date; Commercial Operation
                               Date. In addition to any other requirements for
                               Commercial Operation under this Agreement, the
                               Supplier shall provide notice to Buyer of its
                               best estimate of the projected Operation Date and
                               Commercial Operation Date on the PUCN Approval
                               Date and as soon as Supplier becomes aware of any
                               changes in such projected dates, and shall
                               coordinate with Buyer regarding the commencement
                               of operation of the Generating Facility.

               13.5.2 After Commercial Operation Date. After the Commercial
                      Operation Date, Supplier shall provide to Buyer on January
                      1 and July 1 of each calendar year throughout the Term of
                      this Agreement, in both electronic and hard copy format, a report which shall include all pertinent information in
                      connection with Supplier's Generating Facility including:
                      all reporting information maintained in the operational
                      log; data on hot water and steam supply to be used for the
                      Generating Facility including drilling data, test and well performance information and any reports pertaining to the
                      geothermal reservoir. Each February during the Term, the
                      Parties shall meet to conduct an annual review of the
                      Generating Facility and geothermal resource performance.
                      Additional data and meetings may be required as
                      necessitated by Generating Facility performance.

               13.5.3 Operational Log. Supplier shall maintain an operations log, which shall include the aggregate Delivered Amounts
                      for the Contract Year, planned and unplanned maintenance
                      outages, circuit breaker trip operations requiring a
                      manual reset, partial deratings of equipment, and any
                      other significant event or information related to the
                      operation of the Generating Facility. The operations log
                      shall be available for inspection by Buyer upon reasonable advance request, and Supplier shall make the data that
                      supports the log available on a real time basis by remote
                      access to Buyer, if Buyer acquires the necessary equipment and software license to process the data by remote access.

14.   COMMUNICATIONS

         14.1  Supplier's Operating Representative or designated alternate shall be available to address and make decisions on all operational matters under this Agreement on a 24 hour, seven day per week basis. Supplier shall, at its expense, maintain and install a 24 hour, seven day per week communication link with Buyer's
               Operating Representative at Buyer's operations center and with
               Buyer's schedulers as listed on Exhibit 4, to maintain
               communications between personnel on site at the

                                       28

               Generating Facility, Buyer and the Control Area Operator at all
               times. Supplier shall provide at its expense:

               14.1.1 For the purposes of telemetering, a telecommunications circuit from the Generating Facility to the Buyer's
                      operations center;

               14.1.2 Two dedicated ringdown voice telephone lines for purposes of accessing Buyer's dial-up metering equipment and for
                      communications with Buyer's operations center; and

               14.1.3 Equipment to transmit to and receive telecopies and email from Buyer and the Control Area Operator, including
                      cellular telephones.

15.   SCHEDULING NOTIFICATION

         15.1  Scheduling Notification. Supplier shall provide to Buyer notices containing information including Supplier's good faith daily and hourly forecast of the Delivered Amount, Generating Facility
               Planned Outages, Derating, other outages and similar changes that may affect the Delivered Amount.

               15.1.1 Availability Notice.

                      15.1.1.1 No later than 0500 PPT each day, or as otherwise
                               specified by the Buyer consistent with Good
                               Utility Practice, Supplier shall deliver to
                               Buyer's Operating Representative an Availability
                               Notice in the form set forth in Exhibit 8. The
                               Availability Notice will cover the 42 hours
                               beginning with hour ending 0700 of that day
                               through hour ending 2400 for the following day or
                               such other period specified by Buyer consistent
                               with Good Utility Practice.

                      15.1.1.2 Supplier shall update the Availability Notice and notify the Buyer's Operating Representative as
                               soon as practicable after becoming aware (i) of
                               an expected Derating, or (ii) that Excess Energy
                               is expected.

                      15.1.1.3 The information in the Availability Notice,
                               including the forecasted Delivered Amount and
                               Excess Energy, will be the Supplier's good faith
                               forecast and will indicate any Dispatch Hour for
                               which the Delivered Amount is expected to be less
                               than the Supply Amount or any Dispatch Hour for
                               which Excess Energy is expected.

                      15.1.1.4 In the event of a Derating, Supplier shall
                               provide: (i) the extent, if any, to which the
                               Derating is attributable to a Planned Outage;
                               (ii) the magnitude of the Derating; (iii) the
                               hours during which the Derating is expected to
                               apply; and (iv) the cause of the Derating.

                                       29

16.   COMPLIANCE

         16.1  Each Party shall comply with all relevant Laws and regulations and shall, at its sole expense, maintain in full force and effect all relevant permits, authorizations, licenses and other
               authorizations material to the maintenance of its facilities and the performance of obligations under this Agreement. Each Party and its representatives shall comply with all relevant
               requirements of the Control Area Operator, Transmission Provider
               and each Governmental Authority to ensure the safety of its employees and the public.

         16.2  Buyer and Supplier shall perform, or cause to be performed, their obligations under this Agreement in all material respects in accordance with Good Utility Practices and in good faith.

17.   APPROVALS

         17.1  Condition Precedent. Each Party's performance of its respective obligations under Sections 3 (Supply Service Obligations), 4
               (Price of Product), 5 (Renewable Energy Credits/Renewable Energy
               Benefits), 7 (Renewable Quotas), 8 (Right of First Offer), 10
               (Facility Construction; Operations and Modifications), 11
               (Emergency), 12 (Planned Outages), 14 (Communications), 15
               (Scheduling Notification) and 28 (Insurance) of this Agreement is subject to Buyer obtaining the PUCN approval described in Section
               17.2 (PUCN Approval) in form and substance satisfactory to Buyer and without any conditions unsatisfactory to Buyer.

         17.2  PUCN Approval. Within 90 days after the execution date of this
               Agreement, Buyer shall submit this Agreement to the PUCN for:

               17.2.1 A determination that the terms and conditions of this
                      Agreement are just and reasonable; 17.2.2 A determination
                      that the Generating Facility is a Renewable Energy System;

               17.2.3 A determination that the Energy purchased under this
                      Agreement can be used to satisfy Buyer's renewable energy
                      portfolio requirement;

               17.2.4 A determination that this Agreement and its terms and conditions are prudent and that all costs of Energy
                      delivered under this Agreement are recoverable by Buyer in
                      Buyer's tariff;

               17.2.5 A determination that any litigation costs incurred by
                      Buyer in good faith associated with this Agreement shall
                      be considered in a general rate case for a prudence
                      determination and recovery therein;

               17.2.6 A determination that the actions, terms, and conditions are in full compliance with the terms, conditions, and
                      requirements of the Renewable Energy Law and any
                      regulations promulgated thereunder;

               17.2.7 A determination that it was appropriate for Buyer to enter into this Agreement to purchase Renewable Energy and RECs
                      from Supplier rather than to construct and own its own
                      facility; and

                                       30

               17.2.8 Approval of this Agreement and its terms and conditions in their entirety.

         17.3  Failure to Obtain Approval. If PUCN fails to grant approval or acceptance of this Agreement (including all items provided in
               Section 17.2 (PUCN Approval)) within 135 days of Buyer's
               submittal of same for approval, then Buyer shall, in its sole unreviewable discretion, have the right to terminate this
               Agreement.

         17.4  Cooperation. Each Party agrees to notify the other Party of any significant developments in obtaining any approval in connection with achieving Commercial Operation of the Generating Facility, including PUCN approval. Each Party shall use reasonable efforts to obtain such required approvals and shall exercise due
               diligence and shall act in good faith to cooperate with and assist each other in acquiring each approval necessary to
               effectuate this Agreement. Further, each Party agrees to
               reasonably support each other in regulatory proceedings to obtain the requisite approvals.

18.   SECURITY

         18.1  Security. As a condition of Buyer's execution of and continuing compliance with this Agreement, Supplier shall:

               18.1.1 provide to Buyer a letter of credit from a Qualified
                      Financial Institution in form and substance acceptable to
                      Buyer in the amount equal to the product of $4.09 per MWh
                      and the annual total Supply Amount specified in Exhibit 13 for the first Contract Year or, if the first Contract Year is not a full calendar year, the second Contract Year.
                      This letter of credit shall be posted as soon as
                      practicable after Supplier's execution of this Agreement,
                      but in any event prior to the submittal of this Agreement
                      to the PUCN pursuant to Paragraph 17.2. No later than 30
                      days prior to the expiry date of any letter of credit,
                      Supplier shall cause the letter of credit to be renewed or replaced with another letter of credit in an equal amount.
                      The Buyer shall have the right to draw on the letter of
                      credit, at the Buyer's sole discretion (i) in the event
                      Supplier fails to make any payments owing under this
                      Agreement or to reimburse the Buyer for costs, including
                      Replacement Costs, REC Replacement Costs and Penalties,
                      that the Buyer has incurred or may incur as a result of
                      the Supplier's failure to perform under this Agreement,
                      (ii) if the letter of credit has not been renewed or
                      replaced at least 30 days prior to the date of its
                      expiration or (iii) if the financial institution that
                      issued the letter of credit has been downgraded to below
                      the Minimum Credit Rating and Supplier has not caused a
                      replacement letter of credit to be issued for the benefit
                      of Buyer within seven days of such downgrade pursuant to
                      Section 18.2 (Maintaining Security) below. The letter of
                      credit shall be released by Buyer to Supplier (i) if this
                      Agreement is terminated because of a failure to obtain
                      PUCN approval, or (ii) no later than 10 days after the
                      later to occur of (x) the end of the first Contract Year
                      that is a full calendar year during which Supplier has
                      complied with each of its obligations under

                                       31

                      this Agreement and (y) 12 months after the Buyer has
                      submitted its annual report to the PUCN for that Contract
                      Year and the Buyer has not suffered a Penalty due to
                      Supplier's performance under this Agreement during that
                      Contract Year; or

               18.1.2 deposit with Buyer as soon as practicable after Supplier's execution of this Agreement, but in any event prior to the submittal of this Agreement to the PUCN pursuant to
                      Paragraph 17.2,cash in the amount equal to the product of
                      $4.09 per MWh and the annual total Supply Amount specified in Exhibit 13 for the first Contract Year or, if the first
                      Contract Year is not a full calendar year, the second
                      Contract Year. The Buyer shall have the right to apply
                      such funds, at the Buyer's sole discretion, in the event
                      Supplier fails to make any payments owing under this
                      Agreement or to reimburse Buyer for costs, including
                      Replacement Costs, REC Replacement Costs and Penalties,
                      that Buyer has incurred or may incur as a result of
                      Supplier's failure to perform under this Agreement. Any
                      unused deposit shall be released by Buyer to Supplier (i)
                      if this Agreement is terminated because of a failure to
                      obtain PUCN approval, or (ii) no later than 10 days after
                      the later to occur of (x) the end of the first Contract
                      Year that is a full calendar year during which Supplier
                      has complied with each of its obligations under this
                      Agreement and (y) 12 months after the Buyer has submitted
                      its annual report to the PUCN for that Contract Year and
                      the Buyer has not suffered a Penalty due to Supplier's
                      performance under this Agreement during that Contract
                      Year.

         18.2  Maintaining Security. If at any time after the Effective Date of this Agreement, Standard & Poor's, Moody's or another nationally recognized firm downgrades the credit rating to below the Minimum
               Credit Rating of the financial institution that issued the letter of credit pursuant to Section 18.1 (Security) above, then
               Supplier shall (i) provide Buyer with written notice of such downgrade within two Business Days of Supplier being notified of any such downgrade, but not to exceed 30 days from such downgrade and (ii) cause a replacement letter of credit satisfying the conditions of Section 18.1.1 to be issued in favor of Buyer within seven days of such downgrade. In the event such a
               downgrade also constitutes an Event of Default pursuant to
               Section 25 (Default and Remedies), the requirements of this
               Section are in addition to, and not in lieu of, the requirements of Section 25 (Default and Remedies).

               18.2.1 Supplier shall take all necessary action and shall be in compliance with Section 18.1 (Security) within 15 days of
                      the downgrade.

         18.3  Supplier hereby waives any and all rights it may have, including rights at law or otherwise, to require Buyer to provide financial assurances or security (including, but not limited to, cash, letters of credit, bonds or other collateral) in respect of its obligations under this Agreement. Supplier shall not earn or be entitled to any interest on any security provided pursuant to this Section 18 (Security), including amounts deposited pursuant to Section 18.1.2.

                                       32

19.   INDEMNIFICATION

         19.1  Third Party Claims. A Party to this Agreement (the "Indemnifying
               Party") shall indemnify, defend and hold harmless, on an After
               Tax Basis, the other Party, its parent and affiliates, and each of their officers, directors, employees, attorneys, agents and successors and assigns (each an "Indemnified Party") from and against any and all Losses arising out of, relating to, or resulting from the Indemnifying Party's breach of, or the
               performance or non-performance of its obligations under this
               Agreement (including Taxes, and failure to maintain insurance at levels required by this Agreement, Penalties, fines, reasonable attorneys' fees and costs associated with Renewable Quotas);
               provided, however, that no Party shall be indemnified hereunder for any Loss to the extent resulting from its own gross
               negligence, fraud or willful misconduct.

               19.1.1 In furtherance of the foregoing indemnification and not by way of limitation thereof, the Indemnifying Party hereby
                      waives any defense it otherwise might have against the
                      Indemnified Party under applicable workers' compensation
                      laws.

               19.1.2 In claims against any Indemnified Party by an agent of the
                      Indemnifying Party, or anyone directly or indirectly
                      employed by them or anyone for whose acts the Indemnifying
                      Party may be liable, the indemnification obligation under
                      this Section 19 (Indemnification) shall not be limited by
                      a limitation on amount or type of damages, compensation or benefits payable by or for the Indemnifying Party or a
                      subcontractor under workers' or workmen's compensation
                      acts, disability benefit acts or other employee benefit
                      acts.

         19.2  No Negation of Existing Indemnities; Survival. Each Party's
               indemnity obligations under this Agreement shall not be construed to negate, abridge or reduce other indemnity or other rights or obligations, which would otherwise exist at Law or in equity. The obligations contained herein shall survive any termination, cancellation, expiration, or suspension of this Agreement to the extent that any third party claim is commenced during the
               applicable statute of limitations period.

         19.3  Indemnification Procedures.

               19.3.1 Any Indemnified Party seeking indemnification under this
                      Agreement for any Loss shall give the Indemnifying Party
                      notice of such Loss promptly but in any event on or before
                      30 days after the Indemnified Party's actual knowledge of
                      such claim or action. Such notice shall describe the Loss
                      in reasonable detail, and shall indicate the amount
                      (estimated if necessary) of the Loss that has been, or may be sustained by, the Indemnified Party. To the extent that the Indemnifying Party will have been actually and
                      materially prejudiced as a result of the failure to
                      provide such notice, the Indemnified Party shall bear all
                      responsibility for any additional costs or expenses
                      incurred by the Indemnifying Party as a result of such
                      failure to provide notice.

                                       33

               19.3.2 In any action or proceeding brought against an Indemnified
                      Party by reason of any claim indemnifiable hereunder, the
                      Indemnifying Party may, at its sole option, elect to
                      assume the defense at the Indemnifying Party's expense,
                      and shall have the right to control the defense thereof
                      and to determine the settlement or compromise of any such
                      action or proceeding. Notwithstanding the foregoing, an
                      Indemnified Party shall in all cases be entitled to
                      control its own defense in any action if it:

                      19.3.2.1 May result in injunctions or other equitable
                               remedies with respect to the Indemnified Party
                               which would affect its business or operations in
                               any materially adverse manner;

                      19.3.2.2 May result in material liabilities which may not
                               be fully indemnified hereunder; or

                      19.3.2.3 May have a significant adverse impact on the
                               business or the financial condition of the
                               Indemnified Party (including a material adverse
                               effect on the tax liabilities, earnings, ongoing
                               business relationships or regulation of the
                               Indemnified Party) even if the Indemnifying Party
                               pays all indemnification amounts in full.

                      19.3.3   Subject to Section 19.3.2, neither Party may
                               settle or compromise any claim for which
                               indemnification is sought under this Agreement
                               without the prior written consent of the other
                               Party; provided, however, said consent shall not
                               be unreasonably withheld or delayed.

20.   LIMITATION OF LIABILITY

         20.1  Responsibility for Damages. Except where caused by the other
               Party's negligence or willful misconduct, each Party shall be responsible for all physical damage to or destruction of the property, equipment and/or facilities owned by it and any
               physical injury or death to natural Persons resulting there from, and shall not seek recovery or reimbursement from the other Party for such damage.

         20.2  Limitation on Damages. To the fullest extent permitted by Law and notwithstanding other provisions of this Agreement, in no event shall a Party be liable to the other Party, whether in contract, warranty, tort, negligence, strict liability, or otherwise, for special, indirect, incidental, multiple, consequential (including lost profits or revenues, business interruption damages and lost business opportunities), exemplary or punitive damages related to, arising out of, or resulting from performance or
               nonperformance of this Agreement. For purposes of clarification,
               Replacement Costs, REC Replacement Costs or payment made by either Party to satisfy Penalties or payments owing under
               Sections 3.5 (Replacement Costs), 3.6 (REC Replacement Costs),
               7.1 (Renewable Quotas), 9.5 (Taxes) or 28.6 (Supplier's Minimum
               Insurance Requirements), shall not be considered special,
               indirect, incidental, multiple, punitive, consequential or incidental damages under this Section. In addition, this
               limitation on damages shall not apply with respect to claims brought by third parties for which a Party is entitled to
               indemnification under this Agreement.

                                       34

         20.3  Survival. The provisions of this Section 20 (Limitation of
               Liability) shall survive any termination, cancellation,
               expiration, or suspension of this Agreement.

21.   FORCE MAJEURE

         21.1  Excuse. Subject to Section 21.4 (Conditions), neither Party shall be considered in default under this Agreement for any delay or failure in its performance under this Agreement (including any obligation to deliver or accept Product) if such delay or failure is due to an event of Force Majeure, but only to the extent that:

               21.1.1 such event of Force Majeure is not attributable to fault or negligence on the part of that Party;

               21.1.2 such event of Force Majeure is caused by factors beyond that Party's reasonable control; and

               21.1.3 despite taking all reasonable technical and commercial precautions and measures to prevent, avoid, mitigate or
                      overcome such event and the consequences thereof, the
                      Party affected has been unable to prevent, avoid, mitigate or overcome such event or consequences.

         21.2  Definition. "Force Majeure" means, subject to Section 21.3
               (Exclusions):

               21.2.1 Acts of God such as storms, floods, lightning and
                      earthquakes;

               21.2.2 Sabotage or destruction by a third party of facilities and equipment relating to the performance by the affected
                      Party of its obligations under this Agreement;

               21.2.3 Transmission System or generating equipment failure;

               21.2.4 War, riot, acts of a public enemy or other civil
                      disturbance;

               21.2.5 Strike, walkout, lockout or other significant labor dispute; or

               21.2.6 Action or inaction of a Governmental Authority (including expropriation, requisition or material change in law
                      imposed by a Governmental Authority).

         21.3  Exclusions. None of the following shall constitute an event of
               Force Majeure:

               21.3.1 Economic hardship of either Party;

               21.3.2 Prior to Commercial Operation Date, the non-availability of the resource supply to generate electricity from the
                      Generating Facility, unless caused by an independent
                      identifiable event of Force Majeure;

               21.3.3 After Commercial Operation Date, the non-availability of the resource supply to generate electricity from the
                      Generating Facility;

                                       35

               21.3.4 A Party's failure to obtain any permit, license, consent, agreement or other approval from a Governmental Authority, except to the extent it is caused by an event listed in
                      Sections 21.2.1 and 21.2.5; and

               21.3.5 A Party's failure to meet a Project Milestone, except to the extent it is caused by an event listed in Sections
                      21.2.1 through 21.2.5.

         21.4  Conditions. In addition to the conditions set forth in Section
               21.1 (Excuse) above, a Party may rely on a claim of Force Majeure to excuse its performance only to the extent that such Party:

               21.4.1 Provides prompt notice of such Force Majeure event to the other Party, giving an estimate of its expected duration
                      and the probable impact on the performance of its
                      obligations under this Agreement;

               21.4.2 Exercises all reasonable efforts to continue to perform its obligations under this Agreement;

               21.4.3 Expeditiously takes action to correct or cure the event or condition excusing performance so that the suspension of
                      performance is no greater in scope and no longer in
                      duration than is dictated by the problem; provided,
                      however, that settlement of strikes or other labor
                      disputes will be completely within the sole discretion of
                      the Party affected by such strike or labor dispute;

               21.4.4 Exercises all reasonable efforts to mitigate or limit damages to the other Party; and

               21.4.5 Provides prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from
                      performance.

22.   DISPUTES

         22.1  Dispute or Claim. Any action, claim or dispute which either Party may have against the other arising out of or relating to this
               Agreement or the transactions contemplated hereunder, or the breach, termination or validity thereof ("Dispute") shall be submitted in writing to the other Party. The written submission of any Dispute shall include a concise statement of the question or issue in dispute together with a statement listing the
               relevant facts and documentation that support the claim.

         22.2  Good Faith Resolution. The Parties agree to cooperate in good faith to expedite the resolution of any Dispute. Pending
               resolution of a Dispute, the Parties shall proceed diligently with the performance of their obligations under this Agreement.

         22.3  Informal Negotiation. The Parties shall first attempt in good faith to resolve any Dispute through informal negotiations by the
               Operating Representatives or Contract Representatives and senior management of each Party.

                                       36

         22.4  Arbitration. In the event the Parties are unable to resolve the
               Dispute through informal negotiations as described above, the
               Parties may elect to pursue arbitration pursuant to the rules of the American Arbitration Association, or any other method chosen by the Parties, subject to the express prior written agreement of both Parties. Such written agreement shall include all guidelines to be followed by the Parties in such arbitration or dispute resolution prior to the commencement of such arbitration. Neither
               Party shall be obligated to pursue arbitration over any other method of dispute resolution.

         22.5  Litigation Rights. In the event the Parties are unable to satisfactorily resolve the Dispute within 30 days from the receipt of notice of the Dispute, subject to any extensions of time as may be mutually agreed upon in writing, or any
               arbitration agreement, either Party may initiate litigation in a court of law with jurisdiction located in Las Vegas or Reno,
               Nevada, which shall be the exclusive venue to litigate disputes.

         22.6  Recovery Costs. In the event any action is brought at law or in equity in court to enforce any provision of this Agreement, or for damages by reason of any alleged breach of this Agreement, then the prevailing Party will be entitled to recover from the other Party all costs of the suit, including, court costs and the prevailing Party's reasonable attorney's fees and related costs and expenses of litigation.

23.   NATURE OF OBLIGATIONS

         23.1  The provisions of this Agreement shall not be construed to create an association, trust, partnership, or joint venture; or impose a trust or partnership duty, obligation, or liability or agency relationship between the Parties.

         23.2  By this Agreement, neither Party dedicates any part of its facilities or the service provided under this Agreement to the public.

24.   ASSIGNMENT

         24.1  Buyer may assign this Agreement as follows:

               24.1.1 Buyer may assign this Agreement or assign or delegate its rights and obligations under this Agreement, in whole or
                      in part, without Supplier's consent, if such assignment is made to: (i) Nevada Power Company; (ii) where such
                      assignment does not occur by operation of law, any
                      successor to Buyer provided such successor is a public
                      utility holding a certificate of public convenience and
                      necessity granted by the PUCN pursuant to NRS Chapter 704;
                      (iii) a legally authorized governmental or
                      quasi-governmental agency charged with providing retail
                      electric service in Nevada; or (iv) as otherwise required
                      by Law.

               24.1.2 Buyer also may assign this Agreement, in whole or in part, without Supplier's consent, to a party or Person whose
                      Credit Rating, as published by either Relevant Rating
                      Agency, is equal or superior to the Minimum Credit Rating
                      as of the time of assignment.

                                       37

         24.2  Supplier may, without the consent of Buyer (and without relieving itself from liability hereunder), (i) transfer, pledge, encumber, or assign this Agreement or the account, revenues or proceeds hereof in connection with any financing or other financial arrangements for the Generating Facility and (ii) transfer or assign this Agreement to an affiliate in connection with a transfer of the Generating Facility; provided, that Supplier provides Buyer prior notice of any such transfer and, with respect to any transfer to an affiliate of Supplier, such
               affiliate enters into an assignment and assumption agreement in form and substance satisfactory to Buyer.

         24.3  Except as stated above, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party, including by operation of Law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment of this Agreement in violation of the foregoing shall be, at the option of the
               non-assigning Party, void.

         24.4  A Party's assignment or transfer of rights or obligations pursuant to Section 24 (Assignment) (other than Section 24.2) of this Agreement shall relieve said Party from any liability and financial responsibility for the performance thereof arising after any such transfer or assignment, provided such transferee enters into an assignment and assumption agreement in form and substance satisfactory to the other Party.

         24.5  During the Term, Supplier will not sell, transfer or otherwise dispose of its ownership interest in the Generating Facility to any third party absent an agreement from such third party, enforceable by Buyer, to perform Supplier's obligations under and otherwise be bound by the terms of this Agreement.

         24.6  Supplier shall procure and deliver to Buyer an undertaking, enforceable by Buyer, from each party possessing a security interest in the Generating Facility to the effect that, if such party forecloses on its security interest, (a) it will assume
               Supplier's obligations under and otherwise be bound by the terms of this Agreement, and (b) it will not sell, transfer or
               otherwise dispose of its interest in the Generating Facility to any third party absent an agreement from such third party to assume Supplier's obligations under and otherwise be bound by the terms of this Agreement.

         24.7  This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

25.   DEFAULT AND REMEDIES

         25.1  Except to the extent excused due to an event of Force Majeure in accordance with Section 21 (Force Majeure), an event of default
               ("Event of Default") shall be deemed to have occurred with respect to a Party (the "Defaulting Party") upon the occurrence of one or more of the following events:

               25.1.1  in the case of either the Buyer or the Supplier, failure to make timely payments due under this Agreement;

                                       38

               25.1.2  in the case of the Supplier, its failure to achieve
                       Commercial Operation by the date specified in Exhibit 6;

               25.1.3  in the case of the Supplier, its failure to meet any of the Project Milestone Requirements as set forth in
                       Exhibit 6;

               25.1.4  in the case of the Supplier, its failure to comply with the provisions of Section 18 (Security);

               25.1.5  failure of the Supplier's Generating Facility to deliver at least 50 percent of the total Supply Amount to Buyer
                       during any two consecutive Billing Periods after the
                       Commercial Operation Date;

               25.1.6  in the case of the Supplier, its failure to comply with the provisions of Section 24 (Assignment);

               25.1.7  failure by the Buyer or the Supplier to comply with any other obligations imposed upon it by this Agreement,
                       which failure to comply has a Material Adverse Effect on
                       the other Party or its rights and obligations under this
                       Agreement;

               25.1.8  failure by the Buyer or the Supplier to comply with the material requirements of the Control Area Operator,
                       Transmission Provider, Buyer, WECC, PUCN, FERC, or any
                       successor thereto where following such directions is
                       required hereunder, which failure to comply has a
                       Material Adverse Effect on the other Party or its rights
                       and obligations under this Agreement;

               25.1.9  in the case of the Supplier, its failure at any time to qualify the Generating Facility as a Renewable Energy
                       System or itself as a renewable energy producer or
                       similar status under the Renewable Energy Law or any
                       regulations promulgated thereunder; or

               25.1.10 in the case of the Supplier, its failure to install, operate, maintain or repair the Generating Facility in
                       accordance with Good Utility Practice, which failure has
                       a Material Adverse Effect on the other Party or its
                       rights and obligations under this Agreement.

         25.2  Upon the occurrence of an Event of Default, the Defaulting Party shall be entitled to a period of 30 days from such occurrence
               (the "Cure Period") to cure such Event of Default during which time the duties and obligations of the Non-Defaulting Party under this Agreement are suspended; provided, however, that in the case of an Event of Default under Section 25.1.3, with written notice from the Defaulting Party to the Non-Defaulting Party such Cure
               Period may be extended for an additional 60 days if (i) Supplier can demonstrate to Buyer that such Event of Default was not capable of being cured within such 30 day period and such Event of Default is capable of being cured within an additional 60 day period, (ii) the Defaulting Party is diligently and continuously proceeding to cure such Event of Default. In such an event, Buyer may demand that Supplier post additional security in a form and amount consistent with Sections 18.1.1 and/or 18.1.2.

                                       39

         25.3  If an Event of Default is not cured by the Defaulting Party during the Cure Period, the Non-Defaulting Party shall be
               entitled to all legal and equitable remedies that are not
               expressly prohibited by the terms of this Agreement.

26.   REPRESENTATIONS AND WARRANTIES OF SUPPLIER

         The Supplier represents and warrants to the Buyer as follows:

         26.1  Organization. The Supplier is a Limited Liability Corporation
               duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and/or operate its properties and to carry on its business as is now being conducted. The Supplier is duly qualified or licensed to do business as a foreign Limited
               Liability Corporation (LLC) and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a
               Material Adverse Effect.

         26.2  Authority Relative to this Agreement. The Supplier has full authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein and has taken all necessary corporate actions necessary to authorize the execution, deliver and performance of this Agreement. No other proceedings or approvals on the part of the Supplier are necessary to
               authorize this Agreement. This Agreement constitutes a legal, valid and binding obligation of Supplier enforceable in
               accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights generally.

         26.3  Consents and Approvals; No Violation. Other than obtaining the
               Supplier Required Regulatory Approvals as set out in Exhibit 10,
               the execution, delivery and performance of this Agreement by the
               Supplier shall not (i) conflict with or result in any breach of any provision of the articles of organization (or other similar governing documents) of the Supplier; (ii) require any consent, approval, authorization or permit of, or filing with or
               notification to, any Governmental Authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not
               reasonably be expected to have a Material Adverse Effect or (iii)
               result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Supplier or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         26.4  Regulation as a Utility. Except as set forth in Exhibit 10, the
               Supplier is not subject to regulation as a public utility or public service company (or similar designation) by the United
               States, any State of the United States, any foreign country or any municipality or any political subdivision of the foregoing.

                                       40

         26.5  Availability of Funds. The Supplier has, or will have, and shall maintain sufficient funds available to it to perform all
               obligations under this Agreement and to consummate the
               obligations contemplated pursuant thereto.

         26.6  Interconnection Cost Due Diligence. Supplier has conducted due diligence regarding the costs of all facilities necessary to interconnect the Generating Facility to the Delivery Point[s] and
               all such costs are covered by the Product Rates depicted in
               Exhibit 2A.

         26.7  Permits, Authorizations, Leases, Grants, etc. Supplier has
               applied or will apply for or has received the permits,
               authorizations, leases, grants as listed in Exhibits 10 and 11, and that no other permits, authorizations, licenses, grants, etc.
               are required by Supplier to construct and operate the Generating
               Facility or fulfill its obligations under this Agreement.

         26.8  Related Agreements. Supplier has entered into or will enter into all necessary and material agreements as listed in Exhibit 12 related to Supplier's obligations under this Agreement.

         26.9  Certification. The Generating Facility qualifies as a Renewable
               Energy System and Supplier has been and is in compliance with all requirements set forth in the Renewable Energy Law and any regulations promulgated thereunder.

         26.10 Title. Supplier owns all Product attributable to the Generating
               Facility and has the right to sell such Product to Buyer.
               Supplier will convey good title to the Product to the Buyer free and clear of any liens or other encumbrances or title defects, including any which would affect Buyer's ownership of any portion of such Product or prevent the subsequent transfer of any portion of such Product by Buyer to a third party.

27.   REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents and warrants to the Supplier as follows:

         27.1  Organization; Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted. The Buyer is duly qualified or licensed to do business as a corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         27.2  Authority Relative to this Agreement. Buyer has full corporate authority to execute and deliver this Agreement to which it is a party and to consummate the transactions contemplated herein. The execution and delivery of this Agreement has been duly and validly authorized by the Buyer and no other corporate
               proceedings on the part of the Buyer are necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding obligation of Buyer

                                       41

               enforceable in accordance with its terms except as the
               enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights generally.

         27.3  Consents and Approvals; No Violation. Other than obtaining the
               Buyer Required Regulatory Approvals as set out in Exhibit 9, the
               execution, delivery and performance of this Agreement by the
               Buyer shall not (i) conflict with or result in any breach of any provision of the articles of organization (or other similar governing documents) of the Buyer; (ii) require any consent, approval, authorization or permit of, or filing with or
               notification to, any Governmental Authority, except (a) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not
               reasonably be expected to have a Material Adverse Effect or (b)
               for those consents, authorizations, approvals, permits, filings and notices which become applicable to the Buyer as a result of specific regulatory status of the Buyer (or any of its
               affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its affiliates) is or proposes to be engaged, which consents, approvals, authorizations, permits, filings and notices have been obtained or made by Buyer; or (iii) result in a default (or give rise to any right of termination, cancellation or acceleration)
               under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         27.4  Related Agreements. Buyer warrants that it has entered into or will enter into all necessary and material agreements related to
               Buyer's obligations under this Agreement.

28.   INSURANCE

         28.1  General Requirements. Supplier shall maintain at all times, at its own expense, general/commercial liability, worker's
               compensation, and other forms of insurance relating to its property, operations and facilities in the manner and amounts set forth herein from the Effective Date of this Agreement. Supplier shall maintain coverage on all policies written on a "claims made" or "occurrence" basis. If converted to an occurrence form policy, the new policy shall be endorsed to provide coverage back to a retroactive date acceptable to Buyer.

         28.2  Qualified Insurers. Every contract of insurance providing the coverage required herein shall be with an insurer or eligible surplus lines insurer qualified to do business in the State of
               Nevada and with the equivalent, on a continuous basis, of a "Best
               Rating" of "A-" or better and shall include provisions or
               endorsements:

               28.2.1  Stating that such insurance is primary insurance with respect to the interest of the Buyer and that any
                       insurance maintained by Buyer is excess and not
                       contributory insurance required hereunder;

                                       42

               28.2.2  Stating that no reduction, cancellation or expiration of the policy shall be effective until 30 days from the date
                       notice thereof is actually received by Buyer; provided,
                       that upon Buyer's receipt of any notice of reduction,
                       cancellation or expiration, that Party shall immediately
                       provide notice thereof to the other Party; and

               28.2.3  Naming the Buyer as an additional insured on the general liability insurance policies of Supplier as its interests
                       may appear with respect to this Agreement.

         28.3  Certificates of Insurance. Within 30 days of the Effective Date,
               Supplier shall provide to Buyer, and shall continue to provide to
               Buyer within 30 days of each anniversary of the Effective Date until the expiration of this Agreement, upon any change in coverage, or at the request of Buyer not to exceed once each year, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by Supplier under this Agreement. Certificates of insurance shall provide the following information:

               28.3.1  The name of insurance company, policy number and
                       expiration date;

               28.3.2  The coverage required and the limits on each, including the amount of deductibles or self-insured retentions,
                       which shall be for the account of Supplier maintaining
                       such policy; and

               28.3.3  A statement indicating that the Buyer shall receive at least 30 days prior notice of cancellation or expiration
                       of a policy or of a reduction of liability limits with
                       respect to a policy.

         28.4  Certified Copies of Insurance Policies. At Buyer's request, in addition to the foregoing certifications, Supplier shall deliver to Buyer a copy of each insurance policy, certified as a true copy by an authorized representative of the issuing insurance company.

         28.5  Inspection of Insurance Policies. Buyer shall have the right to inspect the original policies of insurance applicable to this
               Agreement at the Supplier's place of business during regular business hours.

         28.6  Supplier's Minimum Insurance Requirements.

               28.6.1  Worker's Compensation. Worker's compensation insurance in accordance with statutory requirements including
                       employer's liability insurance with limits of not less
                       than $1,000,000 per occurrence and endorsement providing
                       insurance for obligations under the U.S. Longshoremen's
                       and Harbor Worker's Compensation Act and the Jones Act
                       where applicable.

               28.6.2  General Liability. General liability insurance including bodily injury, property damage, products/completed
                       operations, contractual and personal injury liability
                       with a combined single limit of at least $2,000,000 per
                       occurrence and at least $2,000,000 annual aggregate.

                                       43

               28.6.3  Automobile Liability. Automobile liability insurance including owned, non-owned and hired automobiles with
                       combined bodily injury and property damage limits of at
                       least $1,000,000 per occurrence and at least $1,000,000
                       aggregate.

               28.6.4  Failure to Comply. If Supplier fails to comply with the provisions of this Section 28 (Insurance), Supplier shall
                       save harmless and indemnify Buyer from any direct or
                       indirect loss and liability, including attorneys' fees
                       and other costs of litigation, resulting from the injury
                       or death of any person or damage to any property if Buyer
                       would have been protected had Supplier complied with the
                       requirements of this Section 28 (Insurance), in
                       accordance with Section 19 (Indemnification).

29.   NOTICES

         29.1  All notices hereunder shall, unless expressly specified otherwise, be in writing and shall be addressed, except as otherwise stated herein, to the Parties' Contract Representatives as set forth in Exhibit 4 or as modified from time to time by the receiving Party by notice to the other Party. Any changes to
               Exhibit 4 shall not constitute an amendment to this Agreement.

         29.2  All notices or submittals required by this Agreement shall be sent either by hand-delivery, regular first class U.S. mail, registered or certified U.S. mail postage paid return receipt requested, overnight courier delivery, electronic mail or
               facsimile transmission. Such notices or submittals will be effective upon receipt by the addressee, except that notices or submittals transmitted by electronic mail or facsimile
               transmission shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m. PPT, and if transmitted after that time, on the following Business Day; provided, however, that if any notice or submittal is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

         29.3  All oral notifications required under this Agreement shall be made to the receiving Party's Operating Representative and shall promptly be followed by notice as provided in the other
               provisions of this Section 29 (Notices).

         29.4  Notices of Force Majeure or an Event of Default pursuant to
               Section 21 (Force Majeure) or pursuant to Section 25 (Default and
               Remedies), respectively and notices of a change to Exhibit 4 shall be sent either by hand delivery, registered or certified
               U.S. mail (postage paid return receipt requested), or overnight courier delivery. Such notices will be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

         29.5  Any payments required to be made under this Agreement shall be made pursuant to the instructions in Exhibit 4 as such
               instructions may be changed by any Party from time to time by notice.

                                       44

30.   MERGER

         30.1  This Agreement contains the entire agreement and understanding between the Parties with respect to all of the subject matter contained herein, thereby merging and superseding all prior agreements and representations by the Parties with respect to such subject matter.

31.   COUNTERPARTS AND INTERPRETATION

         31.1  This Agreement may be executed in two counterparts, both of which shall be deemed an original.

         31.2  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

         31.3  Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         31.4  The words "include", "includes" and "including" in this Agreement shall not be limiting and shall be deemed in all instances to be followed by the phrase "without limitation".

         31.5  References to Articles and Sections herein are cross-references to Articles and Sections, respectively, in this Agreement, unless otherwise stated.

         31.6  The headings or section titles contained in this Agreement are inserted solely for convenience and do not constitute a part of this Agreement between the Parties, nor should they be used to aid in any manner in the construction of this Agreement.

         31.7  Discontinued or Modified Index. If Dow Jones discontinues publishing or substantially modifies any index utilized herein, then the index used herein will be modified to the most
               appropriate available index, with appropriate changes to take into account any changes in the location of measurement.

32.   SEVERABILITY

         32.1  If any term, provision or condition of this Agreement is held to be invalid, void or unenforceable by a Governmental Authority and such holding is subject to no further appeal or judicial review, then such invalid, void, or unenforceable term, provision or condition shall be deemed severed from this Agreement and all remaining terms, provisions and conditions of this Agreement shall continue in full force and effect.

         32.2  The Parties shall endeavor in good faith to replace such invalid, void, or unenforceable provisions with valid and enforceable provisions which achieve the purpose intended by the Parties to the greatest extent permitted by law.

                                       45

33.   WAIVERS; REMEDIES CUMULATIVE

         33.1  No failure or delay on the part of a Party in exercising any of its rights under this Agreement or in insisting upon strict performance of provisions of this Agreement, no partial exercise by either Party of any of its rights under this Agreement, and no course of dealing between the Parties shall constitute a waiver of the rights of either Party under this Agreement. Any waiver shall be effective only by a written instrument signed by the
               Party granting such waiver, and such shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

34.   AMENDMENTS

         34.1  Amendments to this Agreement shall be mutually agreed upon by the
               Parties, produced in writing and shall be executed by an
               authorized representative of each Party.

         34.2  The Buyer may submit amendment(s) to the PUCN and FERC, as applicable, for filing, acceptance or approval.

35.   TIME IS OF THE ESSENCE

         35.1  Time is of the essence to this Agreement and in the performance of all of the covenants, obligations and conditions hereof.

36.   CONFIDENTIALITY

         36.1  Confidential Information. "Confidential Information" means information provided by one Party (the "Disclosing Party") to the other (the "Receiving Party") in connection with the negotiation or performance of this Agreement that is clearly labeled or designated by the Disclosing Party as "confidential" or
               "proprietary" or with words of like meaning or, if disclosed orally, clearly identified as confidential with that status confirmed promptly thereafter in writing, excluding, however, information excluded as provided in Section 36.3 (Excluded
               Information).

         36.2  Treatment of Confidential Information. The Receiving Party shall treat any Confidential Information with at least the same degree of care regarding its secrecy and confidentiality as the
               Receiving Party's similar information is treated within the
               Receiving Party's organization. The Receiving Party shall keep confidential and not disclose the Confidential Information of the
               Disclosing Party to third parties (except as stated hereinafter)
               nor use it for any purpose other than the performance under this
               Agreement, without the express prior written consent of the
               Disclosing Party. The Receiving Party further agrees that it shall restrict disclosure of Confidential Information as follows:

               36.2.1  Disclosure shall be restricted solely to (i) its agents as may be necessary to enforce the terms of this
                       Agreement, (ii) its Affiliates, shareholders,

                                       46

                       directors, officers, employees, advisors, lenders and
                       representatives as necessary, (iii) any Governmental
                       Authority in connection with seeking any required
                       regulatory approval, (iv) to the extent required by
                       applicable Law, (v) in the case of Buyer only, potential
                       transferees of Energy or RECs obtained by Buyer and (vi)
                       potential assignees of this Agreement (together with
                       their agents, advisors and representatives), as may be
                       necessary in connection with any such assignment (which
                       assignment or transfer shall be in compliance with
                       Section 24 (Assignment)) in each case after advising
                       those agents of their obligations under this Section.

               36.2.2  In the event that the Receiving Party is required by applicable Law to disclose any Confidential Information,
                       the Receiving Party shall provide the Disclosing Party
                       with prompt notice of such request or requirement in
                       order to enable Disclosing Party to seek an appropriate
                       protective order or other remedy and to consult with
                       Disclosing Party with respect to Disclosing Party taking
                       steps to resist or narrow the scope of such request or
                       legal process. The Receiving Party agrees not to oppose
                       any action by the Disclosing Party to obtain a protective
                       order or other appropriate remedy. In the absence of such
                       protective order, and provided that the Receiving Party
                       is advised by its counsel that it is compelled to
                       disclose the Confidential Information, the Receiving
                       Party shall:

                       36.2.2.1  Furnish only that portion of the Confidential
                                 Information which the Receiving Party is
                                 advised by counsel is legally required; and

                       36.2.2.2  Use its commercially reasonable efforts, at the
                                 expense of the Disclosing Party, to ensure that
                                 all Confidential Information so disclosed will
                                 be accorded confidential treatment.

                       This Section 36.2.2 shall not apply to information
                       disclosed as contemplated by 36.2.1 (iii).

         36.3  Excluded Information. Confidential Information shall be deemed not to include the following:

               36.3.1  Information which is or becomes generally available to the public other than as a result of a disclosure by the
                       Receiving Party;

               36.3.2  Information which was available to the Receiving Party on a non-confidential basis prior to its disclosure by the
                       Disclosing Party; and

               36.3.3  Information which becomes available to the Receiving
                       Party on a non-confidential basis from a person other
                       than the Disclosing Party or its representative who is
                       not otherwise bound by a confidentiality agreement with
                       Disclosing Party or its agent or is otherwise not under

                                       47

                       any obligation to Disclosing Party or its agent not to
                       disclose the information to the Receiving Party.

         36.4  Injunctive Relief Due to Breach. The Parties agree that remedies at Law may be inadequate to protect each other in the event of a breach of this Section, and the Receiving Party hereby in advance agrees that the Disclosing Party shall be entitled to seek without proof of actual damages, temporary, preliminary and permanent injunctive relief from any Governmental Authority of competent jurisdiction restraining the Receiving Party from committing or continuing any breach of this Section.

         36.5  Public Statements. The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and the Supplier shall not issue any such public announcement, statement or other disclosure without having first received the written consent of the Buyer, except as may be required by Law. It shall not be deemed a violation of this
               Section to file this Agreement with the PUCN or FERC for approval as required by applicable Law.

37.   CHOICE OF LAW

               This Agreement and the rights and obligations of the Parties shall be construed and governed by the Laws of the State of
               Nevada.

38.   FURTHER ASSURANCES

         38.1  The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which a Party, may request and which are reasonably necessary or appropriate to give full force and effect to the terms and intent of this
               Agreement.

39.   NO THIRD PARTY BENEFICIARY

         39.1  Except with respect to the rights of the Indemnified Party in
               Section 19.1 (Third Party Claims), (i) nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any third party, (ii) no third party shall have any rights or interest, direct or
               indirect, in this Agreement or the services to be provided hereunder, and (iii) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement or the services to be provided hereunder.

40.   CONFLICTS

         40.1  The Parties acknowledge that the Supplier has or will enter into an IOA with the Transmission Provider. If the Buyer is also the
               Transmission Provider and conflicts arise between any term, provision, or condition contained in this Agreement and the IOA,
               Supplier shall comply with the most stringent requirement. If such conflict cannot be resolved by the Supplier meeting the more

                                       48

               stringent requirement, the Parties agree to work in good faith to resolve the conflict. If the Buyer is not the Transmission
               Provider, the Parties shall perform their obligations under this
               Agreement as provided herein.

                                       49

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative on the date first stated above.

BUYER:                                       SUPPLIER:

SIERRA PACIFIC POWER COMPANY                 ORNI 7

                                             by: ORMAT FUNDING CORP.
                                                  its Sole Member

By:   /s/ M. W. Yackira                      By:   /s/ Ran Raviv
     -----------------------------                ----------------------------
      Name: M. W. Yackira                          Name: Ran Raviv
      Title: EVP and CFO                           Title: Vice President

                                       50

                                    EXHIBIT 1

                  DESCRIPTION OF SUPPLIER'S GENERATING FACILITY

1.   Name of Facility: Galena Geothermal No. 1

     (a) Location:     Steamboat Springs, Washoe County Nevada

2.   Owner:            ORNI 7 LLC

3.   Operator:         Ormat Nevada, Inc.

4.   Equipment:

     (a)    Type of Facility:    Geothermal

     (b)    Capacity

            Total nominal nameplate capacity:  26.0 MW

            Total nominal net capacity:  20.5 MW

5.   Planned Operation Date: October 1, 2005

                                      1-1

                                   EXHIBIT 2A

                                  PRODUCT RATES

The Product Rate for the Term shall be $52.00 per MWh for the first full year of operation, escalating at 1% per year thereafter.

The Product Rate through the end of the first Contract Year shall be $52.00 per
MWh ("Initial Product Rate"). The Product Rate shall be increased at the beginning of each Contract Year by an amount equal to one percent of the Product
Rate for the previous Contract Year, for the duration of the Agreement;
provided, however, that the Product Rate for the second Contract Year shall be determined by the following formula:

         Product Rate = Initial Product Rate * [1 + (0.01 * FCM/12)]

Where FCM is the number of full calendar months the Generating Facility is in
Commercial Operation during the first Contract Year.

                                      2A-1

                                   EXHIBIT 2B

                              EXCESS PRODUCT RATES

The Excess Product Rate for the Term shall be $ 29.79 per MWh.

                                      2B-1

                                    EXHIBIT 3

                             STANDBY SERVICE TARIFF

Sierra Pacific Power Company Schedule LSR, Large Standby Service Rider, dated
December 17, 2003 or any successor rate schedule or as may be amended from time to time by the PUCN.

                                      3-1

                                    EXHIBIT 4

                    NOTICES, BILLING AND PAYMENT INSTRUCTIONS

SUPPLIER:

Operating Representative:                     Contract Representative:
------------------------                      -----------------------
              Darren Daters                               Paul Zavesov
Address:      1010 Power Plant Drive          Address:    980 Greg Street
              Steamboat, NV 89511                         Sparks, NV 89431-6039

Phone:        775/852-1444 Ext 19             Phone:      775/356-9029
Fax:          775/852-1807                    Fax:        775/356-9039
Email:        ddaters@ormat.com               Email:      pzavesov@ormat.com

Payment Check:                                Union Bank of California
                                              Corporate Trust Department
                                     Address: 475 Sansome Street, 12th Floor
                                              San Francisco, CA 94111-3142

Payment Wire Transfer:                        Union Bank of California
                                              Acct Name: ORMAT FDG./Revenue A/C
                                        For:  ABA: 122000496
                                Account No.:  6711724301

Invoices:
                                              ORNI 7, LLC
Address:                                      980 Greg Street
                                              Sparks, NV 89431-6039
                                              Attn: Paul Zavesov, Asset Manager
                                      Phone:  775/356-9029
                                        Fax:  775/356-9039
                                      Email:  pzavesov@ormat.com

Operating Notifications:
                                                     Darren Daters
        i)    Pre-Schedule                    Phone: 775/852-1444 Ext 19
                                              Fax:   775/852-1807
                                              Email: ddaters@ormat.com
                                                     Darren Daters
        ii)   Real Time                       Phone: 775/852-1444 Ext 19
                                              Fax:   775/852-1807
                                              Email: ddaters@ormat.com
                                                     Paul Zavesov
        iii)  Monthly Checkout Person:        Phone: 775/356-902
                                              Fax:   775/356-9039
                                              Email: pzavesov@ormat.com

                                      4-1

BUYER:

a) Operating Representative:           Contract Representative:
   ------------------------            -----------------------
         Address: Schedulers               Address:  Gary Craythorn
                  North- Brad Marcy                  Manager, Resource Contracts
                                                     Nevada Power Company
                                           Mailing   P.O. Box 98910, M/S 26A
                                                     Las Vegas, Nevada 89151
                                           Physical  6226 West Sahara Avenue
                                                       89146
                                                     Las Vegas, Nevada 89151
         Phone:   775/834-5886             Phone:    702/367-5883
         Fax:     775/834-3841             Fax:      702/579-0019
         E-mail:  bmarcy@sppc.com          E-mail:   gcraythorn@nevp.com

b) Invoices
   --------
         US Post Office:                         Overnight Delivery
         --------------                          ------------------
            (Via Certified Mail)
         Address:   Nevada Power Company        Address: Nevada Power Company
                    Attn: Kathy Crews                    Attn: Kathy Crews
                    P.O. Box 98910, M/S 20               6226 West Sahara Ave.,
                    Las Vegas, Nevada 89151                 M/S 20
         Telephone: 702/579-1561                         Las Vegas, Nevada 89146
         Fax:       702/579-1599
         E-mail:    kcrews@nevp.com

c) Scheduling
   ----------
        i) Pre-Schedule   Primary Name:   John Hughes   Phone:  775/834-3843
                                                        E-mail: jhughes@sppc.com
                          Alternate Name: Tyson Taylor  Phone:  775/834-3018
                                          Sherri Cross
                                                        E-mail: ttaylor@sppc.com
                                                                slemon@sppc.com
                                                        Fax:    775/834-3841
       ii) Real Time:                                   Phone:  775/834-3018
                                                        Fax:    775/834-3841
      iii) Monthly Checkout:              Kathy Crews   Phone:  702/579-1561
                                                        Fax:    702/579-1599
                                                        E-mail: kcrews@nevp.com

d) Control Area/Transmission
   -------------------------
        i) Reliability Dispatch:          Phone:  775/834-3909
                                          Fax:    775/834-3940
       ii) Transmission Dispatch:         Phone:  775/834-4541
                                          Fax:    775/834-3940

                                      4-2

                                    EXHIBIT 5

                     ONE-LINE DIAGRAM OF GENERATING FACILITY

                                       AND

                           INTERCONNECTION FACILITIES

Exhibit 5 shall contain a one-line diagram of the Generating Facility, the
Interconnection Facilities, the Delivery Point[s], ownership and the location of
Meters, which location shall be reasonably satisfactory to Buyer. Within 30 days after it executes the IOA, Supplier shall provide an update to Exhibit 5.

                                      5-1

                                    EXHIBIT 6

                           PROJECT MILESTONE SCHEDULE

1.  All time periods are in months after the PUCN Approval Date. As stated
    below for convenience of drafting after PUCN approval will be shown as
    "AA". Any other timing is as otherwise described in specific items below. Buyer will update this Exhibit with actual dates after PUCN approval is received.

2.  All milestones may be completed earlier than stated times, at the sole option of Supplier.

    A)   Project Milestone: Supplier shall provide a geophysical or geological exploration plan on the geothermal resource, or in the case of an existing operating resource, a professional resource report, which defines the geothermal resource. Such plan shall specify start and completion dates of the geophysical or geological exploration work, or a summary of the work performed to date.

         Completion Date: Two months AA

         Documentation: Supplier shall provide Buyer with documentation from a qualified professional of the actual resource exploration work completed and the associated data.

    B)   Project Milestone: Supplier shall obtain all permits, licenses, easements and approvals to construct and operate the Generating
         Facility.

         Completion Date: Seven months AA for permits and approvals to construct, Sixteen months total (including seven months as above for permits to construct) AA for permits and approvals to commence operation

         Documentation: Supplier shall provide Buyer with written documentation and decisions from the appropriate agencies indicating hearings during which approvals were granted and final written decisions from those agencies where the approval was made.

    C)   Project Milestone: Supplier shall demonstrate to Buyer that it has complete financing for construction of the Generating Facility.

         Completion Date: Eight months AA

         Documentation: Supplier shall provide Buyer with written documentation demonstrating that Supplier has secured construction financing of the
         Generating Facility.

    D)   Project Milestone: Notice to Proceed has been issued to the construction contractor under the turnkey engineering, procurement and construction

                                       6-1

         contract (the "EPC Contract") for the Generating Facility and
         construction of the Generating Facility has commenced.

         Completion Date: Eleven months AA

         Documentation: Supplier shall provide Buyer a copy of the executed
         Notice to Proceed acknowledged by the construction contractor and documentation from qualified professionals which indicates that physical work has begun on-site regarding the construction of the
         Generating Facility.

    E)   Project Milestone: Supplier shall complete the drilling and testing of the initial production well(s), which shall deliver hot water at not less than an average of 500,000 pounds per hour and a temperature of not less than 300 degrees Fahrenheit for a test period of 48 continuous hours or until stabilization occurs. Stabilization shall be considered met when the flow rate and temperature at the end of any 8-hour continuous period shall not be less than 98% of the first hour of the
         8-hour period. Supplier shall provide Buyer pursuant to Section 29
         (Notices) of this Agreement with written notification 48 hours prior to conducting such drilling and testing, but shall provide such notice with as much advance notice as practicable. In the case of an existing operating resource, a report on the well field which provides for the verification of the existence of the equivalent source of geothermal fluid shall be provided.

         Completion Date: Three months AA

         Documentation: Supplier shall provide Buyer with the data from the well test, which well test is performed by qualified professionals, which indicates delivery of hot water of the quantity and quality as indicated. An authorized representative of Buyer shall have the right to be present during and witness such test. In the case of an existing operating resource, the report as above shall satisfy the documentation requirement.

    F)   Project Milestone: Supplier's major equipment shall be delivered to
         Generating Facility's construction site.

         Completion Date: Two months after Notice to Proceed has been issued to the construction contractor under the EPC Contract, defined in
         Milestone D above (or thirteen (13) months after AA).

         Documentation: Supplier shall provide Buyer with documentation that the major equipment has been delivered to the Generating Facility's construction site.

    G)   Project Milestone: Supplier shall complete the drilling of the all the production and injection wells, which shall deliver a combined rate of hot water at not less than 500,000 pounds per hour per well and an average temperature of not less than 300 degrees Fahrenheit, and shall be capable of

                                       6-2

         injecting fluids produced by the production wells. Supplier shall provide Buyer pursuant to Section 29 (Notices) of this Agreement with written notification 48 hours prior to conducting any such drilling and testing, but shall provide such notice with as much advance notice as practicable. In the case of an existing operating resource, a report on the well field which provides for the verification of the existence of the equivalent source of geothermal fluid shall be provided.

         Completion Date: Eight months after Notice to Proceed has been issued to the construction contractor under the EPC Contract.

         Documentation: Supplier shall provide Buyer with the data from the well tests, which well tests are performed by qualified professionals, which indicate delivery of hot water of the quantity and quality as indicated
         and the capability of injection of all production fluids from the production wells. An authorized representative of Buyer shall have the right to be present during and witness such drilling and testing. In the case of an existing operating resource, the report as above shall satisfy the documentation requirement.

    H)   Project Milestone: Supplier shall qualify as an EWG, QF or such similar status under applicable Law.

         Completion Date: No later than 30 calendar days prior to the Planned
         Operation Date.

         Documentation: Supplier shall provide Buyer with documentation that it has filed for and obtained EWG, QF or such similar status under applicable Law and shall remain an EWG, QF or such similar status for the entire Term of this Agreement.

    I)   Project Milestone: The Generating Facility achieves the Operation Date.

         Completion Date: Seventeen months AA

         Documentation: Buyer's Meters shall record Energy being delivered from the Generating Facility to Buyer and the Generating Facility provides written notice to Buyer that the Generating Facility satisfies the definition of Operation Date in the Agreement.

    J)   Project Milestone: Supplier shall have installed 2 turbines with a total installed capacity nameplate rating stated in Exhibit 1.

         Completion Date: Seventeen months AA

         Documentation: Supplier provides written notice to Buyer that the
         Generating Facility is comprised of a total of 2 or more turbine generators, all of which are fully installed and operational at the
         Generating Facility site, and further satisfies the definition of the
         Generating Facility in the Agreement.

                                       6-3

    K)   Project Milestone: The Generating Facility achieves the Commercial
         Operation Date.

         Completion Date: Eighteen months AA

         Documentation: Supplier provides written notice to Buyer that the
         Generating Facility satisfies the definition of the Commercial
         Operation Date in the Agreement.

                                      6-4

                                    EXHIBIT 7

                                PERFORMANCE TESTS

1.       MECHANICAL COMPLETION TESTS
The following preliminary tests shall be conducted at the Site during the start up process:
         a.   Radiographic and hydrostatic examination of main brine line welding.
         b.   Functional test of main controls and alarms, i.e. control and protective devices, fire detection and alarm system.
         c.   Setting and testing of safety valves.
         d.   Balancing and vibration tests of main rotating equipment,
              including turbines and generators and motors larger then 100 HP.
         e.   Automatic operation of standby equipment. f. Operation of fire fighting equipment.
         g.   Generator short circuit and open circuit characteristic checks. h.
              Generator and power cable megger insulation tests. i. Setting of protective relays.
         j.   Electrical ground and/or insulation tests of equipment. k. Check out of instrument loops.

2.       TESTS REQUIRED FOR FINAL ACCEPTANCE
Generating Unit Test
         a.   Each Generating Unit shall run at stable condition at 100% (+10%
              to -30%) of the unit rated power, conditional upon adequate heat source supply, for four (4) hours without any failure or
              malfunction.
         b.   The Generating Unit shall be tripped manually with the unit remaining in safe condition without any damage, and capable of immediate restart.
         c.   After the Generating Unit comes to a standstill and after
              resetting the same, it shall be started again according to the normal hot start procedure as described in O&M manuals, and resume normal operation conditions.

Net Deliverable Energy Test (Performance Test)
         After completion of the Mechanical Completion Tests and the Generating
         Unit Tests, the Facility will be tested as close as possible to the
         Design Conditions, for a period of ninety six (96) hours at full rated load to verify the Facility's Net Deliverable Energy.

Instrumentation Uncertainty
                  Kilowatt meters                    +/- 1.5% (of full scale)
                  Kilowatt-hour meters               +/- 1.5% (of full scale)
                  Ambient Air temperature meters     +/- 1 (Degree)F
                  Heat Source flow rate meters       +/- 2% (of full scale)
                  Heat Source temperature meters     +/- 1 (Degree)F
                  Heat Source Pressure meters        +/- 0.5% (of full scale)

                                      7-1

                                    EXHIBIT 8

                           FORM OF AVAILABILITY NOTICE

 Date of Notice:

 Time of Notice:

 Supplier:

 Name of Supplier's Representative:

 Buyer:

 Availability Date:

Contact Information:

                                      8-1

                      A            B               C             D             E

--------------------------------------------------------------------------------------------------------------------
                            Availability        Total
                             From Plant        Derating     Permitted    Plant Total    Cause and Time of Derating
                               (MWhs)           (MWhs)      Derating        (MWhs)
--------------------------------------------------------------------------------------------------------------------
                             (A<or =___)      (___ - A)      Yes/No         (A-B)
--------------------------------------------------------------------------------------------------------------------

                  0700
--------------------------------------------------------------------------------------------------------------------
                  0800
--------------------------------------------------------------------------------------------------------------------
                  0900
--------------------------------------------------------------------------------------------------------------------
                  1000
--------------------------------------------------------------------------------------------------------------------
                  1100
--------------------------------------------------------------------------------------------------------------------
                  1200
--------------------------------------------------------------------------------------------------------------------
                  1300
--------------------------------------------------------------------------------------------------------------------
                  1400
--------------------------------------------------------------------------------------------------------------------
                  1500
--------------------------------------------------------------------------------------------------------------------
                  1600
--------------------------------------------------------------------------------------------------------------------
                  1700
--------------------------------------------------------------------------------------------------------------------
                  1800
--------------------------------------------------------------------------------------------------------------------
                  1900
--------------------------------------------------------------------------------------------------------------------
                  2000
--------------------------------------------------------------------------------------------------------------------
                  2100
--------------------------------------------------------------------------------------------------------------------
                  2200
--------------------------------------------------------------------------------------------------------------------
                  2300
--------------------------------------------------------------------------------------------------------------------
                  2400
--------------------------------------------------------------------------------------------------------------------
                  0100
--------------------------------------------------------------------------------------------------------------------
                  0200
--------------------------------------------------------------------------------------------------------------------
                  0300
--------------------------------------------------------------------------------------------------------------------
                  0400
--------------------------------------------------------------------------------------------------------------------
                  0500
--------------------------------------------------------------------------------------------------------------------
                  0600
--------------------------------------------------------------------------------------------------------------------
                  0700
--------------------------------------------------------------------------------------------------------------------
                  0800
--------------------------------------------------------------------------------------------------------------------
                  0900
--------------------------------------------------------------------------------------------------------------------
                  1000
--------------------------------------------------------------------------------------------------------------------
                  1100
--------------------------------------------------------------------------------------------------------------------
                  1200
--------------------------------------------------------------------------------------------------------------------
                  1300
--------------------------------------------------------------------------------------------------------------------
                  1400
--------------------------------------------------------------------------------------------------------------------
                  1500
--------------------------------------------------------------------------------------------------------------------
                  1600
--------------------------------------------------------------------------------------------------------------------
                  1700
--------------------------------------------------------------------------------------------------------------------
                  1800
--------------------------------------------------------------------------------------------------------------------
                  1900
--------------------------------------------------------------------------------------------------------------------
                  2000
--------------------------------------------------------------------------------------------------------------------
                  2100
--------------------------------------------------------------------------------------------------------------------
                  2200
--------------------------------------------------------------------------------------------------------------------
                  2300
--------------------------------------------------------------------------------------------------------------------
                  2400
--------------------------------------------------------------------------------------------------------------------

                                      8-2

                                    EXHIBIT 9

                      BUYER'S REQUIRED REGULATORY APPROVALS

1.    Public Utilities Commission of Nevada for the Agreement

2.

                                      9-1

                                   EXHIBIT 10

                    SUPPLIER'S REQUIRED REGULATORY APPROVALS

As no project opposition is expected, timing estimates are made without consideration of extended public hearings or debates.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                ESTIMATED   ESTIMATED START  ESTIMATED COMPLETION
             PERMIT                                AGENCY                       DURATION         DATE               DATE
            --------                              --------                      ---------   ---------------  --------------------

PERMITS PRIOR TO CONSTRUCTION
Conditional Use Grading Permit        City of Reno Planning Commission         120 days            15-Apr-04            15-June-04
Chemical Accident Prevention Program  State of NV                              150 days            15-Mar-04             27-Aug-04
                                                               Initial Review  30 days             22-Mar-04             30-Apr-04
                                                              Public Comments  30 days              3-May-04             11-Jun-04
AIR Quality Permit to Construct       Washoe County                            60 days             15-May-04             15-Jul-04
Disturbance Permit                    NV Division of Forestry, State of NV     60 days             30-Apr-04             30-Jun-04
                                                            Biological Survey  20 days             23-Feb-04             10-Mar-04
                                                              Cultural Survey  20 days             15-Mar-04             30-Apr-04

Must be completed prior to beginning next phase of permitting. Estimated completion date October 1, 2004.
-----------------------------------------------------------------------------------------------------------------------------------
PERMITS FOR DRILLING
Drilling Permit                       Nevada Division of Mineral               45 days             30-May-04              1-Jul-04
Drilling AIR Quality Permit           Washoe County                            30 days             30-May-04             30-Jul-04
Disturbance Permit                    NV Division of Forestry, State of NV     60 days             30-Apr-04             30-Jun-04
                                                            Biological Survey  20 days             30-Apr-04             30-May-04
                                                              Cultural Survey  20 days             10-May-04             30-May-04

May be completed prior to construction. Estimated completion date August 1,
2004.
-----------------------------------------------------------------------------------------------------------------------------------
PERMITS FOR CONSTRUCTION
Building Permit                       Washoe County                            30 days              1-Oct-04              1-Nov-04
Dust Plan                             Washoe County                            20 days              1-Oct-04             20-Oct-04
Chemical Accident Prevention Program,
construction schedule                 State of NV                              5  day               1-Sep-04              5-Sep-04

Must be completed prior to construction. Estimated completion date November 1,
2004.
-----------------------------------------------------------------------------------------------------------------------------------
PERMITS FOR OPERATION
Hazardous Materials Permit            City of Reno                             10 days              1-Jun-05              1-Jul-05
Pressure Vessel Permits               State of Nevada                          10 days              1-Jun-05              1-Jul-05
Underground Injection Permit
(Modification)                        State of Nevada                         180 days             15-Jun-04             15-Jan-05
AIR Quality Permit to Operate         Washoe County                            30 days              1-Jun-05              1-Jul-05
Chemical Accident Prevention Program,
Permit to Operate                     State of NV                              30 days              1-Jun-05              1-Jul-05
QF Certification                      Federal Energy Regulatory Commission     30 days              1-Jun-05              1-Jul-05

Must be completed prior to operation.
-----------------------------------------------------------------------------------------------------------------------------------

                                      10-1

                                   EXHIBIT 11

           SUPPLIER'S REQUIRED PERMITS FOR CONSTRUCTION AND OPERATION

                               SAME AS EXHIBIT 10

                                      11-1

                                   EXHIBIT 12

                         SUPPLIER'S REQUIRED AGREEMENTS

1.   Interconnection Agreement

2.

                                      12-1

                                   EXHIBIT 13

                                  SUPPLY AMOUNT

The Supply Amount(s) shall be the Energy amounts for each Dispatch Hour that shall be supplied by Supplier to Buyer as specified by each value in the attached table below.

                                                YEARS 1, 4, 7, 10, 13, 16, 19
   -------------------------------------------------------------------------------------------------------------------------
   HOUR OF
   THE DAY       JAN      FEB      MAR       APR      MAY      JUN     JUL       AUG       SEP      OCT      NOV       DEC
   -------       ---      ---      ---       ---      ---      ---     ---       ---       ---      ---      ---       ---

         1       23.19    24.12    21.80     21.50    21.74    16.64   15.50     15.50     19.01    19.70    21.72     23.06
         2       23.24    24.03    22.23     21.71    22.05    17.52   16.36     16.36     19.38    20.16    21.81     22.78
         3       23.23    24.52    22.34     22.16    22.36    18.35   16.77     16.77     19.99    20.45    21.97     23.02
         4       23.44    24.48    22.49     22.37    22.35    18.25   17.18     17.18     20.20    20.67    22.04     23.23
         5       23.69    24.61    22.57     22.82    22.40    18.99   17.61     17.61     20.73    21.07    22.05     23.37
         6       23.72    24.58    22.90     22.69    22.60    19.53   17.96     17.96     20.55    21.44    22.14     23.38
         7       23.94    24.73    22.71     23.07    22.63    19.50   17.66     17.66     21.29    21.71    22.28     23.40
         8       24.10    24.76    22.91     22.82    22.15    18.23   17.55     17.55     21.54    22.06    22.32     23.36
         9       23.75    24.26    22.49     21.82    21.69    17.56   16.63     16.63     20.35    21.62    21.46     23.33
        10       23.30    23.59    22.21     21.28    20.73    16.44   15.81     15.81     18.94    20.14    21.42     23.02
        11       23.16    23.26    21.63     20.02    19.69    15.54   14.69     14.69     18.40    20.18    21.08     22.40
        12       22.50    22.81    21.15     19.19    18.87    13.87   13.22     13.22     17.54    18.98    20.59     22.13
        13       21.99    22.00    20.73     18.68    18.35    13.85   11.97     11.97     16.46    18.29    20.38     21.93
        14       21.45    21.68    20.30     18.08    17.57    13.43   11.19     11.19     15.76    17.33    19.80     21.93
        15       20.89    21.46    20.12     18.20    16.90    12.79   10.91     10.91     15.07    16.73    19.65     21.83
        16       20.61    21.58    20.18     18.01    16.84    12.91   10.90     10.90     14.49    16.24    19.68     22.09
        17       20.35    20.94    19.93     18.34    16.90    12.97   10.67     10.67     14.21    15.82    19.97     22.29
        18       21.39    21.46    19.59     18.79    16.89    13.39   11.04     11.04     13.91    15.33    20.87     22.53
        19       21.43    22.20    20.68     19.50    16.62    13.20   12.42     12.42     13.86    16.26    21.33     22.65
        20       21.85    22.83    21.22     19.99    16.36    13.44   13.74     13.74     14.79    17.24    21.75     22.74
        21       22.04    23.29    21.81     20.23    18.01    14.52   14.82     14.82     15.79    17.92    21.97     22.82
        22       21.95    23.51    22.14     20.35    18.73    16.08   14.98     14.98     16.37    19.12    22.25     22.82
        23       22.16    23.51    22.55     20.47    19.40    16.79   15.38     15.38     17.62    19.80    22.42     22.87
        24       22.69    23.53    22.74     20.68    19.97    17.39   15.46     15.46     18.42    19.48    22.38     22.97
     DAILY
     TOTAL      540.08   557.75   519.43    492.75   471.80   381.17  350.42    350.42    424.65   457.75   513.31    545.94
   MONTHLY
     TOTAL     16742.4  15616.9  16102.5   14782.4  14625.7  11435.1 10863.0   10863.0   12739.4  14190.1  15399.3   16924.3
    ANNUAL
     TOTAL   170284.06
    ANNUAL
     GROSS   215916.48
    ANNUAL
   STATION
   SERVICE
     TOTAL    45632.42

NOTE: SUPPLY AMOUNTS LISTED FOR YEAR 1 ARE FOR THE FIRST CONTRACT YEAR THAT IS A
FULL CALENDAR YEAR; AND SUCH AMOUNTS WILL ALSO BE APPLICABLE TO ANY INITIAL
CONTRACT YEAR STARTING ON THE COMMERCIAL OPERATION DATE THAT IS NOT A FULL
CALENDAR YEAR.

                                      13-1

                                   EXHIBIT 13

                                  SUPPLY AMOUNT

The Supply Amount(s) shall be the Energy amounts for each Dispatch Hour that shall be supplied by Supplier to Buyer as specified by each value in the attached table below.

                                                YEARS 2, 5, 8, 11, 14, 17, 20
   -------------------------------------------------------------------------------------------------------------------------
   HOUR OF
   THE DAY       JAN      FEB      MAR       APR      MAY      JUN     JUL       AUG       SEP      OCT      NOV       DEC
   -------       ---      ---      ---       ---      ---      ---     ---       ---       ---      ---      ---       ---

         1       22.84    23.75    21.46     21.16    21.40    16.37   15.24     15.24     18.70    19.39    21.38     22.69
         2       22.88    23.66    21.89     21.38    21.70    17.24   16.09     16.09     19.08    19.84    21.46     22.43
         3       22.87    24.15    21.99     21.81    22.01    18.05   16.50     16.50     19.68    20.13    21.63     22.66
         4       23.07    24.10    22.14     22.02    22.00    17.95   16.90     16.90     19.88    20.34    21.69     22.86
         5       23.33    24.23    22.22     22.46    22.05    18.69   17.33     17.33     20.40    20.73    21.71     23.01
         6       23.35    24.20    22.55     22.34    22.24    19.22   17.67     17.67     20.22    21.11    21.79     23.01
         7       23.57    24.35    22.36     22.71    22.28    19.19   17.38     17.38     20.95    21.37    21.93     23.04
         8       23.73    24.38    22.56     22.46    21.80    17.94   17.27     17.27     21.20    21.72    21.97     23.00
         9       23.38    23.89    22.14     21.48    21.35    17.28   16.36     16.36     20.02    21.28    21.12     22.96
        10       22.94    23.22    21.87     20.94    20.40    16.17   15.55     15.55     18.64    19.82    21.08     22.66
        11       22.80    22.90    21.29     19.71    19.38    15.28   14.45     14.45     18.11    19.86    20.75     22.05
        12       22.15    22.46    20.82     18.88    18.57    13.64   12.99     12.99     17.26    18.68    20.26     21.78
        13       21.65    21.66    20.40     18.38    18.05    13.62   11.76     11.76     16.19    17.99    20.06     21.58
        14       21.12    21.34    19.98     17.79    17.29    13.20   10.99     10.99     15.50    17.05    19.48     21.59
        15       20.57    21.12    19.80     17.90    16.63    12.57   10.72     10.72     14.82    16.46    19.34     21.49
        16       20.29    21.25    19.86     17.72    16.57    12.69   10.71     10.71     14.25    15.97    19.36     21.74
        17       20.03    20.61    19.62     18.05    16.63    12.75   10.48     10.48     13.97    15.56    19.65     21.94
        18       21.06    21.12    19.28     18.49    16.62    13.16   10.85     10.85     13.67    15.07    20.54     22.17
        19       21.10    21.86    20.36     19.19    16.35    12.98   12.21     12.21     13.63    16.00    20.99     22.29
        20       21.51    22.48    20.89     19.67    16.09    13.21   13.51     13.51     14.54    16.96    21.40     22.38
        21       21.70    22.93    21.47     19.91    17.72    14.28   14.58     14.58     15.53    17.63    21.62     22.46
        22       21.61    23.14    21.79     20.03    18.43    15.82   14.74     14.74     16.11    18.82    21.90     22.46
        23       21.82    23.14    22.20     20.14    19.09    16.52   15.13     15.13     17.33    19.48    22.07     22.51
        24       22.33    23.17    22.39     20.35    19.66    17.11   15.20     15.20     18.12    19.17    22.03     22.61
     Daily
     Total      531.70   549.12   511.33    485.00   464.32   374.94  344.60    344.60    417.79   450.43   505.21    537.38
   Monthly
     Total     16482.8  15375.4  15851.1   14549.9  14394.1  11248.2 10682.6   10682.6   12533.7  13963.2  15156.3   16658.8
    Annual
     Total   167578.69
    Annual
     Gross
     Total   212486.13
    Annual
   Station
   Service
     Total    44907.43

                                      13-2

                                   EXHIBIT 13

                                  SUPPLY AMOUNT

The Supply Amount(s) shall be the Energy amounts for each Dispatch Hour that shall be supplied by Supplier to Buyer as specified by each value in the attached table below.

                                                  YEARS 3, 6, 9, 12, 15, 18
   -------------------------------------------------------------------------------------------------------------------------
   HOUR OF
   THE DAY       JAN      FEB      MAR       APR      MAY      JUN     JUL       AUG       SEP      OCT      NOV       DEC
   -------       ---      ---      ---       ---      ---      ---     ---       ---       ---      ---      ---       ---

         1       22.48    23.38    21.12     20.82    21.06    16.10   14.99     14.99     18.40    19.07    21.04     22.33
         2       22.52    23.29    21.54     21.04    21.36    16.96   15.83     15.83     18.77    19.52    21.12     22.07
         3       22.51    23.77    21.65     21.47    21.66    17.76   16.23     16.23     19.36    19.80    21.28     22.30
         4       22.71    23.72    21.79     21.67    21.65    17.66   16.62     16.62     19.56    20.02    21.35     22.50
         5       22.96    23.85    21.87     22.11    21.70    18.39   17.04     17.04     20.07    20.40    21.36     22.64
         6       22.98    23.82    22.19     21.99    21.89    18.91   17.38     17.38     19.90    20.77    21.44     22.65
         7       23.21    23.97    22.01     22.35    21.93    18.89   17.09     17.09     20.61    21.03    21.58     22.67
         8       23.36    24.00    22.20     22.11    21.46    17.65   16.98     16.98     20.87    21.37    21.62     22.63
         9       23.02    23.51    21.79     21.14    21.01    16.99   16.09     16.09     19.70    20.94    20.78     22.60
        10       22.58    22.86    21.52     20.61    20.08    15.91   15.29     15.29     18.33    19.50    20.74     22.30
        11       22.44    22.54    20.95     19.39    19.07    15.03   14.20     14.20     17.81    19.54    20.41     21.70
        12       21.80    22.11    20.49     18.58    18.27    13.40   12.77     12.77     16.97    18.37    19.94     21.43
        13       21.31    21.32    20.08     18.08    17.76    13.39   11.55     11.55     15.92    17.70    19.73     21.24
        14       20.79    21.00    19.66     17.50    17.00    12.98   10.80     10.80     15.24    16.77    19.17     21.24
        15       20.24    20.79    19.48     17.61    16.36    12.35   10.53     10.53     14.57    16.19    19.03     21.15
        16       19.97    20.91    19.54     17.43    16.29    12.47   10.52     10.52     14.01    15.71    19.05     21.39
        17       19.72    20.29    19.30     17.76    16.36    12.53   10.29     10.29     13.73    15.30    19.33     21.59
        18       20.72    20.79    18.97     18.19    16.35    12.94   10.66     10.66     13.44    14.82    20.21     21.82
        19       20.77    21.51    20.03     18.88    16.08    12.75   11.99     11.99     13.39    15.73    20.65     21.94
        20       21.17    22.12    20.55     19.36    15.83    12.99   13.27     13.27     14.30    16.68    21.06     22.03
        21       21.36    22.57    21.13     19.59    17.43    14.04   14.33     14.33     15.27    17.34    21.28     22.10
        22       21.27    22.78    21.45     19.71    18.13    15.55   14.49     14.49     15.84    18.51    21.55     22.10
        23       21.47    22.78    21.85     19.82    18.78    16.25   14.87     14.87     17.05    19.17    21.71     22.15
        24       21.98    22.80    22.03     20.03    19.34    16.83   14.95     14.95     17.83    18.86    21.68     22.25
     Daily
     Total      500.85   540.50   503.22    477.25   456.85   368.71  338.78    338.78    410.94   443.11   497.11    528.82
   Monthly
     Total     15526.4  15133.9  15599.7   14317.4  14162.4  11061.3 10502.2   10502.2   12328.1  13736.3  14913.3   16393.4
    Annual
     Total   164176.53
    Annual
     Gross
     Total   208172.25
    Annual
   Station
   Service
     Total    43995.73

                                      13-3

                                   EXHIBIT 14

                  PIPING / FLOW DIAGRAM OF GENERATING FACILITY

Supplier shall provide Exhibit 14 as contemplated by Section 10.1 (Construction of Generating Facility) of this Agreement within 30 days following the commencement of construction of the Generating Facility.

                                      14-1

                                   EXHIBIT 15

                      OPERATION AND MAINTENANCE AGREEMENT;
                       OPERATOR GOOD STANDING CERTIFICATE

     Supplier to provide within 10 days after execution of this Agreement.

                                      15-1

                                   EXHIBIT 16

                           GROUND LEASE; RIGHTS-OF-WAY

                                      16-1

                                   EXHIBIT 17

                            FORM OF LETTER OF CREDIT

                          DATE OF ISSUANCE:

BENEFICIARY:

Sierra Pacific Power Company
PO Box 98910, M/S 26A
Las Vegas, Nevada 89151-0001

         Re:  Irrevocable Transferable Standby Letter of Credit No. ____________

Dear Madam or Sir:

         We ("Issuing Bank") hereby establish our Irrevocable Transferable
Standby Letter of Credit ("Letter of Credit") in favor of Sierra Pacific Power
Company, a Nevada corporation ("Beneficiary") for the account of [Supplier], a
[___________] ("Account Party"), for the aggregate amount not exceeding
______________________ United States Dollars ($___________), available to you at sight upon demand at our counters at [Location] on or before the expiration hereof against presentation to us of (a) a sight draft in the form of Exhibit A, completed in accordance with the instructions contained in such Exhibit A and executed by your officer, and (b) a certificate in the form of Exhibit B, completed in accordance with the instructions contained in such Exhibit B and executed by your officer.

         This Letter of Credit shall become effective immediately upon issuance and shall expire at our counters in [Location] on ______________ (the
"Expiration Date"). This Letter of Credit is subject to the following:

     1.   Capitalized terms used herein and not otherwise defined have the meanings given in that certain Power Purchase Agreement, dated as of
          ________, between Beneficiary and Account Party (as the same may be amended, the "Agreement").

     2.   The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No. ____. Partial drawings are permitted hereunder.

     3.   We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

     4.   This Letter of Credit is subject to (i) the Uniform Customs and
          Practice for Documentary Credits, 1993 Revision, International Chamber
          of Commerce Publication No.500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern, and (ii)
          to the extent not inconsistent with the UCP, the laws of the State of
          New York.

     5.   With respect to Article 13(b) of the UCP, a demand for payment under this Letter of Credit may be made only on a day, and during hours, in which the Issuing Bank is open for business (a "Business Day"). If we receive your demand for payment at such office at or prior to 12:00
          P.M. Pacific Standard Time on any Business Day in strict conformity with the terms and conditions of

          this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on that same Business Day.
          If we receive your demand for payment at such office after 12:00 P.M.
          Pacific Standard Time on any Business Day in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on the next Business Day.

     6.   With respect to Article 17 of the UCP, in the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption
          Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date 30 calendar days after the place for presentation reopens for business.

     7.   This Letter of Credit may not be transferred without our consent and may not be amended, changed or modified without the express written consent of the Beneficiary, the Issuing Bank and the Account Party.

     8.   Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address of the Issuing
          Bank, and shall specifically refer to this Letter of Credit No. _____.

     9.   This Letter of Credit sets forth in full the terms of our undertaking.
          Reference in this Letter of Credit to other documents is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents to be deemed incorporated herein.

[ISSUING BANK SIGNATURE]

                                                                       Exhibit A
                                                             to Letter of Credit
                                                                       No. *****
                                   SIGHT DRAFT

[Insert date on or prior to Expiration Date]
[Issuing Bank],
as Issuing Bank
[Issuing Bank Address]

Attn:  Letter of Credit Dept.

         Re:   Irrevocable Transferable Standby Letter of Credit No. *****

At Sight

Pay to Sierra Pacific Power Company in immediately available funds _____________
_______ Dollars ($__________________), pursuant to Irrevocable Transferable
Standby Letter of Credit No. ***** of [Issuing Bank].

[BENEFICIARY]

By:
      Name:
      Title:

                                                                       Exhibit B
                                                             to Letter of Credit
                                                                       No. *****

         [The certificate is to be on the letterhead of the Beneficiary]

[Date]
[Issuing Bank]
as Issuing Bank
[Issuing Bank Address]
Attn:  Letter of Credit Dept.

Re:  Irrevocable Transferable Standby Letter of Credit No. *****

Gentlemen:

This is a certificate presented in accordance with your Irrevocable Transferable
Standby Letter of Credit No. held by us (the "Letter of Credit").

{Use one of the following conditions}

We hereby certify that Account Party has failed to make a payment to Beneficiary owing under the Agreement, or to reimburse Beneficiary for costs, including
Replacement Costs, REC Replacement Costs and Penalties, that the Beneficiary has incurred or may incur as a result of the Account Party's failure to perform under the Agreement.

     OR

We hereby certify that the Letter of Credit has not been renewed or replaced at least 30 days prior to its Expiration Date.

     OR

We hereby certify that the credit rating of [Issuing Bank] has been downgraded to below the Minimum Credit Rating and a replacement letter of credit has not been issued in favor of Buyer within seven days of such downgrade.

IN WITNESS WHEREOF, this certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

[BENEFICIARY]

By:
      Name:
      Title: